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                                                                     EXHIBIT 2.1

                           RECAPITALIZATION AGREEMENT

                            DATED AS OF JULY 16, 2002

                                  BY AND AMONG

                          MQ INVESTMENT HOLDINGS, LLC,

                                  AS THE BUYER,


                              MQ ASSOCIATES, INC.,

                                 AS THE COMPANY,


                         THE STOCKHOLDERS OF THE COMPANY

                                       AND


                                   DAVID LANG

                                       AND


                                  GENE VENESKY,


                        AS STOCKHOLDERS' REPRESENTATIVES

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I PURCHASE AND SALE OF COMMON AND PREFERRED STOCK;
REDEMPTION AND EXCHANGE; CLOSING...............................................2
   1.1    Certain Definitions..................................................2
   1.2    Conversion...........................................................4
   1.3    Purchase and Sale Obligation.........................................4
   1.4    Financing; Redemption and Reclassification...........................4
   1.5    Closing Date Payments................................................5
   1.6    Updated Schedule 1.4.................................................6
   1.7    Payment of Funded Indebtedness and Capital Leases....................6
   1.8    Time and Place of Closing............................................6
   1.9    Transactions to Occur at the Closing.................................7
   1.10   Treatment of Recapitalization........................................9

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................9
   2.1    Existence; Good Standing; Authority..................................9
   2.2    Capitalization; Subsidiaries........................................10
   2.3    No Conflict.........................................................11
   2.4    Financial Statements................................................12
   2.5    Absence of Undisclosed Liabilities..................................12
   2.6    Absence of Certain Changes..........................................12
   2.7    Consents and Approvals..............................................15
   2.8    Litigation..........................................................15
   2.9    Taxes...............................................................15
   2.10   Employee Benefit Plans..............................................18
   2.11   Real and Personal Property..........................................20
   2.12   Labor and Employment Matters........................................21
   2.13   Contracts and Commitments...........................................22
   2.14   Intellectual Property...............................................23
   2.15   Environmental Matters...............................................24
   2.16   Insurance...........................................................24
   2.17   Brokers; No Other Potential Transactions............................25
   2.18   Accounts and Notes Receivable.......................................25
   2.19   Accounts and Notes Payable..........................................25
   2.20   Bank Accounts; Powers of Attorney...................................25
   2.21   Compliance with Laws................................................26
   2.22   Regulated Customers.................................................26
   2.23   Certain Payments....................................................26
   2.24   Related Transactions................................................27
   2.25   Inspections and Investigations......................................27
   2.26   Medicare Participation..............................................27
   2.27   Fraud and Abuse.....................................................28
   2.28   False Claims........................................................28
   2.29   Disclosure..........................................................28

                                        i
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
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS................28
   3.1    Title to Shares.....................................................28
   3.2    Existence; Good Standing; Authority.................................29
   3.3    No Conflict.........................................................29
   3.4    Consents............................................................30
   3.5    Brokers; No Other Potential Transactions............................30
   3.6    Tax Matters.........................................................30

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER........................30
   4.1    Existence; Good Standing; Authority.................................30
   4.2    No Conflict.........................................................31
   4.3    Consents and Approvals..............................................31
   4.4    Litigation..........................................................31
   4.5    Financing...........................................................32
   4.6    Brokers.............................................................32
   4.7    Accredited Investor; Knowledgeable Investor.........................32

ARTICLE V CERTAIN COVENANTS OF THE BUYER, THE COMPANY AND THE STOCKHOLDERS....32
   5.1    Affirmative Covenants...............................................32
   5.2    Negative Covenants..................................................33
   5.3    Investigation.......................................................35
   5.4    Access to Information...............................................35
   5.5    Confidentiality.....................................................36
   5.6    Regulatory and Other Authorizations; Consents.......................36
   5.7    Further Action......................................................36
   5.8    Press Releases......................................................36
   5.9    No Solicitation.....................................................37
   5.10   Funded Indebtedness and Capital Lease Obligations...................37
   5.11   Use of Name.........................................................38
   5.12   Taxes...............................................................38
   5.13   Creation of MedQuest, Inc...........................................38
   5.14   Option Plan.........................................................38
   5.15   Updated Financials..................................................39

ARTICLE VI EMPLOYEE MATTERS...................................................39
   6.1    Employees...........................................................39
   6.2    Employee Benefits...................................................40
   6.3    Other Employee Benefits.............................................40
   6.4    Benefit Plan Corrections............................................40
   6.5    No Third Party Beneficiaries........................................40

ARTICLE VII TAX MATTERS.......................................................40
   7.1    Conveyance Taxes; Costs.............................................40
   7.2    Treatment of Indemnity Payments.....................................41
   7.3    Payment of Delinquent Taxes.........................................41
   7.4    Responsibility for Filing Tax Returns...............................41

                                       ii
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
   7.5    Payment of Covered Taxes............................................41
   7.6    Refunds and Tax Benefits............................................41

ARTICLE VIII CONDITIONS TO CLOSING............................................42
   8.1    Conditions to Obligations of the Company and the Stockholders.......42
   8.2    Conditions to Obligations of the Buyer..............................43

ARTICLE IX INDEMNIFICATION....................................................45
   9.1    Survival............................................................45
   9.2    Indemnification by the Stockholders.................................45
   9.3    Indemnification by the Buyer........................................50
   9.4    Payment of Claims; Right of Set-Off.................................52
   9.5    No Contribution from the Company....................................53
   9.6    Directors' and Officers' Insurance..................................53
   9.7    General Release.....................................................53
   9.8    Termination of Related Transactions.................................54

ARTICLE X MISCELLANEOUS.......................................................55
   10.1   Termination.........................................................55
   10.2   Effect of Termination...............................................56
   10.3   Waiver..............................................................56
   10.4   Appointment of Stockholders' Representatives........................56
   10.5   Non-Compete; Non-Solicitation.......................................58
   10.6   InMed Litigation....................................................58

ARTICLE XI GENERAL PROVISIONS.................................................59
   11.1   Notices.............................................................59
   11.2   Fees and Expenses...................................................61
   11.3   Interpretation; Construction........................................61
   11.4   Counterparts........................................................62
   11.5   Amendments..........................................................62
   11.6   Entire Agreement; No Third-Party Beneficiaries; Severability........62
   11.7   Governing Law.......................................................63
   11.8   Assignment..........................................................63
   11.9   Consent to Jurisdiction.............................................63
   11.10  Remedies............................................................63
   11.11  Waiver of Jury Trial................................................63
   11.12  Independence of Covenants and Representations and Warranties........63

                                       iii
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                                    EXHIBITS

Exhibit A          Stockholders and Company Shares; Allocation of Purchase Price
Exhibit B          Third Restated Charter
Exhibit C          Fourth Restated Charter
Exhibit D          Form of Spousal Consent
Exhibit E          Commitment Letter
Exhibit F          Confidentiality Agreement
Exhibit G          Terms of Option Plan
Exhibit H          Form of Solvency Opinion
Exhibit I          Form of Employment Agreement
Exhibit J          Form of Stockholders' Agreement

                                    SCHEDULES

SECTION            TITLE
-------            -----
Schedule 1.2       Converted Shares
Schedule 1.4       Redemption and Exchange
Schedule 2.1(a)    Organization and Good Standing of the Company
Schedule 2.1(b)    Organization and Good Standing of the Subsidiaries
Schedule 2.2(a)    Company Capitalization
Schedule 2.2(b)    Subsidiaries
Schedule 2.2(c)    Other Interests
Schedule 2.3       Conflicts
Schedule 2.4       Financial Statements
Schedule 2.5       Absence of Undisclosed Liabilities
Schedule 2.6       Absence of Certain Changes
Schedule 2.7(a)    Government Consents
Schedule 2.7(b)    Third-Party Consents
Schedule 2.8       Litigation
Schedule 2.9(a)    Taxes
Schedule 2.9(b)    Tax Return Jurisdictions
Schedule 2.10(b)   Employee Benefit Plans
Schedule 2.10(c)   Employee Benefit Plans Exceptions
Schedule 2.11(a)   Leased Real Property
Schedule 2.11(b)   Owned Real Property
Schedule 2.11(c)   Personal Property
Schedule 2.12(a)   Employment Matters
Schedule 2.12(b)   Labor Matters
Schedule 2.13(a)   Certain Contracts and Commitments
Schedule 2.13(b)   Certain Contract Exceptions
Schedule 2.14      Intellectual Property
Schedule 2.15      Environmental Permits
Schedule 2.16      Insurance
Schedule 2.18      Accounts and Notes Receivable

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
Schedule 2.19      Accounts and Notes Payable
Schedule 2.20      Bank Accounts; Power of Attorney
Schedule 2.21      Compliance with Laws
Schedule 2.24      Related Party Transactions
Schedule 2.25      Inspections and Investigations
Schedule 2.26      Qualifications; Medicare Provider Numbers
Schedule 3.1       Title to Shares
Schedule 3.4       Stockholder Consents
Schedule 4.3       Buyer Consents
Schedule 5.1       Conduct of Business
Schedule 5.1(b)    Inactive Subsidiaries
Schedule 5.2(i)    Acquisitions
Schedule 5.2(k)    Indebtedness
Schedule 5.2(q)    Litigation
Schedule 5.10      Funded Indebtedness
Schedule 6.3       Severance Arrangements
Schedule 9.8       Termination of Related Transactions
Schedule 10.5(a)   Non-Compete; Non-Solicitation

                                     ANNEXES

Annex A            Certain Definitions

                                        v
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                           RECAPITALIZATION AGREEMENT

        This RECAPITALIZATION AGREEMENT (this "AGREEMENT") is dated as of July 16, 2002, by and among MQ ASSOCIATES, INC., a Delaware corporation (the "COMPANY"), MQ INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (the "BUYER"), David Lang and Gene Venesky as the Stockholders' Representatives, and the stockholders of the Company listed on the signature pages hereto (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

        WHEREAS, the Company is engaged in the business of providing fixed-site outpatient single and multi-modality diagnostic imaging services (the "SUBJECT BUSINESS");

        WHEREAS, the Stockholders own beneficially and of record all of the issued and outstanding shares of capital stock of the Company (collectively, the "COMPANY SHARES"), in such amounts and of such classes as set forth on EXHIBIT A hereto;

        WHEREAS, immediately prior to the Purchase (as contemplated by SECTION 1.3), the Company intends to amend and restate in its entirety its second amended and restated certificate of incorporation, substantially in the form of EXHIBIT B hereto (the "THIRD RESTATED CHARTER"), pursuant to which, among other things, the Company will authorize the issuance of shares of (i) Class C Common Stock, $.001 par value per share (the "CLASS C COMMON STOCK"), and (ii) Series E Preferred Stock, $.001 par value per share (the "SERIES E PREFERRED STOCK"), in each case with the rights, preferences, powers, designations, limitations and restrictions therefor as set forth in the Third Restated Charter;

        WHEREAS, the Company wishes to issue and sell shares of Class C Common Stock and Series E Preferred Stock to the Buyer, and the Buyer wishes to purchase shares of Class C Common Stock and Series E Preferred Stock from the Company, upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, immediately following the Purchase, the Company intends to enter into financing arrangements with the Lenders upon terms mutually acceptable to the Company and the Buyer (the "FINANCING"), the proceeds of which will be used by the Company to, in part, purchase and redeem shares of capital stock pursuant to the Redemption and repay outstanding Funded Indebtedness and Capital Lease Obligations of the Company and its Subsidiaries as of the Closing in accordance with SECTION 1.7;

        WHEREAS, immediately following the Purchase, the Stockholders will sell and the Company will purchase and redeem from the Stockholders (i) approximately 7,488,185 shares of the Company's existing Common Stock, par value $0.01 per share (the "COMMON STOCK"), (ii) approximately 51,057 shares of the Company's existing Class B Common Stock, par value $0.01 per share (the "EXISTING CLASS B COMMON STOCK"), (iii) an aggregate of 1,276,000 shares of the Company's existing Series A Redeemable Preferred Stock, par value $0.01 per share (the "EXISTING SERIES A PREFERRED STOCK"), which shares will be issued and outstanding upon the conversion set forth in SECTION 1.2, (iv) an aggregate of 680,000 shares of the Company's existing Series B Redeemable Preferred Stock, par value $0.01 per share (the "EXISTING SERIES B PREFERRED STOCK"), which shares will be issued and outstanding upon the conversion set forth in SECTION 1.2, and (v) Convertible Notes dated March 30, 2001 issued by the Company in an aggregate principal amount of $8,800,000 (the "TA NOTES") upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, immediately following the aforementioned redemption, the Company intends to amend and restate in its entirety the Third Restated Charter, substantially in the form of EXHIBIT C hereto (the "FOURTH RESTATED CHARTER"), pursuant to which, among other things, the Company will (i) authorize the issuance of shares of (A) Class A Common Stock, $0.001 par value per share (the "NEW CLASS A COMMON STOCK"), and (B) Preferred Stock, $0.001 par value per share, which will be designated as (1) Series A Preferred Stock (the "NEW SERIES A PREFERRED STOCK"), and (2) Series B Preferred Stock (the "NEW SERIES B PREFERRED STOCK"), in each case with the rights, preferences, powers, designations, limitations and restrictions therefor as set forth in the Fourth Restated Charter, and (ii) reclassify (A) shares of Common Stock and shares of Existing Class B Common Stock outstanding immediately following the Redemption as shares of common stock, $0.001 par value per share (the "NEW COMMON STOCK") and shares of New Series B Preferred Stock, (B) shares of Class C Common Stock as shares of New Class A Common Stock, and (C) shares of Series E Preferred Stock as shares of New Series A Preferred Stock; and

        WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the respective meaning ascribed to them on ANNEX A attached hereto.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

           PURCHASE AND SALE OF COMMON AND PREFERRED STOCK; REDEMPTION
                              AND EXCHANGE; CLOSING

1.1     CERTAIN DEFINITIONS.

        The following terms used in this ARTICLE I shall have the following meanings:

                "AGGREGATE PURCHASE PRICE" means an amount equal to $108,439,385.00.

                "AGGREGATE REDEMPTION PRICE" means an amount equal to (i) the result of (x) $350,000,000 MINUS (y) the Warren Amount minus (ii) the result of
(A) the aggregate amount required to pay off all outstanding Funded Indebtedness of the Company and its Subsidiaries as of the Closing Date (immediately prior to consummation of the Closing and not including the Warren Note Amount or the principal and interest component of the TA Note Purchase Amount) PLUS (B) the aggregate amount required to pay off all Capital Lease Obligations of the Company and its Subsidiaries as of the Closing Date (immediately prior to consummation of the Closing) PLUS (C) the TA Note Purchase Amount PLUS (D) the Change in Control Payment Amount.

                "CAPITAL LEASE OBLIGATIONS" means the obligations (including all prepayment or other similar fees, expenses or penalties on or relating to the repayment or assumption thereof) of

                                        2
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the Company and its Subsidiaries, on a consolidated basis, to pay rent or other amounts under any lease of (or other arrangement covering the right to use) real or personal property, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of the Company as of such date computed in accordance with GAAP, consistently applied with the Financial Statements.

                "CHANGE IN CONTROL PAYMENT AMOUNT" means the aggregate amount of
(i) any and all fees and expenses required to be paid by the Company or any Subsidiary, regardless of when such payments are required to be actually made, to J.P. Morgan Securities Inc. ("JPMSI") in its capacity as advisor to the Company and its Subsidiaries and (ii) any and all payments required to be made by the Company or any Subsidiary to any current or former consultant, employee, director or officer, regardless of when such payments are required to be actually made, whether pursuant to written agreements, employee or executive incentive or bonus arrangements, or otherwise, as a result of the closing of the transactions contemplated by this Agreement.

                "COMMON STOCK PER SHARE REDEMPTION AMOUNT" means that amount set forth on SCHEDULE 1.4.

                "EXISTING CLASS B COMMON STOCK PER SHARE REDEMPTION AMOUNT" means that amount set forth on SCHEDULE 1.4.

                "EXISTING SERIES A PREFERRED STOCK PER SHARE REDEMPTION AMOUNT" means that amount set forth on SCHEDULE 1.4.

                "EXISTING SERIES B PREFERRED STOCK PER SHARE REDEMPTION AMOUNT" means that amount set forth on SCHEDULE 1.4.

                "FUNDED INDEBTEDNESS" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed and purchase money indebtedness (other than accrued expenses and accounts payable in the ordinary course) of the Company and its Subsidiaries;
(ii) indebtedness of the type described in CLAUSE (i) above guaranteed, directly or indirectly, in any manner by the Company and its Subsidiaries or in effect guaranteed, directly or indirectly, in any manner by the Company and its Subsidiaries through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such arrangement being hereinafter referred to as a "GUARANTY") (but the term "Guaranty" shall exclude endorsements of checks and other instruments in the ordinary course); (iii) all interest expense accrued but unpaid on or relating to any of such indebtedness; and (iv) all prepayment or other similar fees, expenses or penalties on or relating to the repayment or assumption of any of such indebtedness.

                "NEW BOARD" means those individuals appointed to the Board of Directors of the Company immediately following the Purchase in accordance with the Stockholders' Agreement.

                "PER SHARE REDEMPTION AMOUNT" means, as applicable, the Common Stock Per Share Redemption Amount, the Existing Class B Common Stock Per Share Redemption

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Amount, the Existing Series A Preferred Stock Per Share Redemption Amount, and
the Existing Series B Preferred Stock Per Share Redemption Amount.

                "REDEEMED SHARES PERCENTAGE" shall mean, for each Stockholder, the percentage set forth opposite such Stockholder's name on SCHEDULE 1.4.

                "ROLLOVER STOCKHOLDERS" means each of Gene Venesky, J. Kenneth Luke, Thomas C. Gentry, Daniel S. Schaefer and Michael A. Villa.

                "TA NOTE PURCHASE AMOUNT" means an amount equal to the sum of
(x) $8,800,000 plus any accrued but unpaid interest thereon through the Closing Date, PLUS (y) the result of (i) the product of (X) the Common Stock Per Share Redemption Amount and (Y) 88,608 MINUS (ii) $880.00.

                "WARREN AMOUNT" means the sum of (i) the aggregate amount of principal and interest outstanding as of the Closing Date (whether or not due and payable as of such date) under that certain Subordinated Promissory Note made as of July __, 1997, by Anderson Diagnostic Imaging, Inc. in favor of Edward Warren, III, M.D., P.A., in the aggregate principal amount of $250,000 PLUS (ii) any and all amounts to be paid (whether or not due and payable as of the Closing Date) pursuant to that certain Noncompetition Agreement dated as of __________, 1997, by and between Anderson Diagnostic Imaging, Inc., Edward Warren, III, M.D. and Edward Warren, III, M.D., P.A.

1.2     CONVERSION.

        On or prior to the Closing Date, the holders of the Company's existing Series A Convertible Participating Preferred Stock, par value $.01 per share, and the Company's existing Series C Convertible Participating Preferred Stock, par value $.01 per share, shall convert such shares into such number and class of shares as set forth on SCHEDULE 1.2 hereto (collectively, the "CONVERTED SHARES").

1.3     PURCHASE AND SALE OBLIGATION.

        Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Company shall (a) file the Third Restated Charter and (b) immediately thereafter, issue and sell to the Buyer, and the Buyer shall purchase, acquire and accept from the Company, for the Aggregate Purchase Price, 72,939,385 shares of Class C Common Stock and 35,500,000 shares of Series E Preferred Stock (collectively, the "PURCHASED SHARES"), and such Purchased Shares shall be delivered by the Company to the Buyer free and clear of all Encumbrances (the "PURCHASE").

1.4     FINANCING; REDEMPTION AND RECLASSIFICATION.

                (a)     Immediately following the Purchase:

                          (i) immediately prior to the Financing, the Company shall accept the resignations of all directors of the Company, and the New Board shall be appointed;

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                         (ii)   the Company and its Subsidiaries shall
        consummate the Financing; and

                        (iii) the Company shall repurchase and redeem the Converted Shares and that number of shares of Common Stock and Existing Class B Common Stock as set forth on SCHEDULE 1.4 hereto (collectively, the "REDEEMED SHARES"), in each case at the applicable Per Share Redemption Amount, from those Stockholders and in such amounts as set forth on SCHEDULE 1.4 hereto, (the "REDEMPTION") and (B) repurchase the TA Notes for the TA Note Purchase Amount.

                (b) Immediately following the Redemption and the repurchase of the TA Notes, the Company shall file the Fourth Restated Charter and, in accordance with the terms thereof:

                          (i) (A) such number of shares of Common Stock and Existing Class B Common Stock set forth opposite each Rollover Stockholder's name on SCHEDULE 1.4 hereto shall be reclassified into and exchanged for such number of shares of New Common Stock and New Series B Preferred Stock set forth opposite such Rollover Stockholder's name on
        SCHEDULE 1.4 (such shares of New Series B Preferred Stock, together with the shares of New Common Stock, the "ROLLOVER SHARES");

                         (ii) all issued and outstanding shares of Class C Common Stock shall be reclassified as shares of New Class A Common Stock and all issued and outstanding shares of Series E Preferred Stock shall be reclassified as shares of New Series A Preferred Stock (such reclassification, together with the reclassification of those certain shares of Common Stock and Existing Class B Common Stock pursuant to PARAGRAPH (i) above, the "RECLASSIFICATION", and such shares of New Class A Common Stock and New Series A Preferred Stock, the "RECLASSIFIED BUYER SHARES"); and

                        (iii) the Company shall deliver to (A) each Rollover Stockholder a certificate or certificates representing the Rollover Shares and (B) the Buyer a certificate or certificates representing the Reclassified Buyer Shares, in each case duly registered in the name of such Rollover Stockholder and the Buyer, as the case may be, on the books and records of the Company.

1.5     CLOSING DATE PAYMENTS.

        On the Closing Date, the following payments shall be made by wire transfer of immediately available funds as follows:

                          (i) by the Buyer to the Company, an amount equal to the Aggregate Purchase Price as consideration for the Purchased Shares purchased pursuant to SECTION 1.3, to the account designated in writing by the Company at least two Business Days prior to the Closing Date;

                         (ii) by the Company to each Stockholder, an amount equal to the applicable Per Share Redemption Amount for each Redeemed Share being redeemed by the Company from such Stockholder pursuant to
        SECTION 1.4(a)(iii), to the account designated in writing by each Stockholder to the Company at least two Business Days prior to the Closing Date; and

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                        (iii)   by the Company to the holders of the TA Notes,
        an amount equal to the TA Note Purchase Amount as consideration for the TA Notes being repurchased pursuant to SECTION 1.4(a)(iii), to the account designated in writing by such holders at least two Business Days prior to the Closing Date.

1.6     UPDATED SCHEDULE 1.4.

        One Business Day prior to the Closing Date, the Company shall deliver to the Buyer a revised SCHEDULE 1.4 (such Schedule to be mutually agreed upon by the Buyer and the Company), which shall include any adjustments to such Schedule as may be required after giving effect to any changes to the aggregate amount of outstanding Funded Indebtedness and Capital Lease Obligations of the Company and its Subsidiaries as of the Closing Date.

1.7     PAYMENT OF FUNDED INDEBTEDNESS AND CAPITAL LEASES.

                (a) On the Closing Date, the Company shall direct the Lenders to deliver to the holders of Funded Indebtedness and Capital Lease Obligations (subject to SECTION 1.7(b) below) an amount sufficient to repay all Funded Indebtedness and Capital Lease Obligations outstanding as of the Closing Date, with the result that immediately following the Closing there will be no further monetary obligations of the Company or any Subsidiary with respect to any Funded Indebtedness or Capital Lease Obligations outstanding immediately prior to the Closing. On the Closing Date, the Company will deliver to the Buyer and such Lenders customary pay-off letters from all holders of Funded Indebtedness and Capital Lease Obligations in form and substance satisfactory to such Lenders, and make arrangements satisfactory to such Lenders for such holders to provide to such Lenders recordable form mortgage and lien releases, canceled notes, trademark and patent assignments and other documents requested by such Lenders simultaneously with or promptly following the Closing. The Buyer and the Company may agree that the Company may pay off any Funded Indebtedness or Capital Lease Obligations with any cash or cash equivalents available to the Company on the Closing Date.

                (b) If the Buyer and the Company mutually agree that the Company shall not pay off any Funded Indebtedness or one or more Capital Lease Obligations at the Closing, then such Funded Indebtedness or Capital Lease Obligation(s) shall not be paid off, and the aggregate outstanding principal amount due on such Funded Indebtedness or Capital Lease Obligation(s) as of the Closing Date (exclusive of any prepayment premiums or penalties) shall be used to decrease the Aggregate Redemption Price, it being understood that the Warren Amount shall remain outstanding following the Closing and, other than as specifically set forth in the definition of "Aggregate Redemption Price", such Warren Amount shall not be used to decrease the Aggregate Redemption Price pursuant to this SECTION 1.7(b).

1.8     TIME AND PLACE OF CLOSING.

        The closing of the Purchase, Financing and Redemption, and the delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement (the "CLOSING"), shall be held at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York 10112, or such other place as the parties hereto may mutually determine, on a date to be mutually agreed upon by the Buyer and the Stockholders' Representatives, which

                                        6
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date shall be not later than the third Business Day after all of the conditions set forth in ARTICLE VIII have been satisfied or waived (other than those conditions which by their terms are intended to be satisfied at the Closing). The date on which the Closing is actually held hereunder is sometimes referred to herein as the "CLOSING DATE".

1.9     TRANSACTIONS TO OCCUR AT THE CLOSING.

                (a) At the Closing, the Company will deliver or cause to be delivered to the Buyer the following:

                           (i) certificates evidencing the Purchased Shares, duly registered in the Buyer's name on the books and records of the Company;

                          (ii) the minute books and stock transfer books of the Company and its Subsidiaries;

                         (iii) an officer's certificate, dated as of the Closing Date and duly executed by an authorized officer of the Company, certifying (i) that attached thereto are true and complete copies of the Organizational Documents of the Company and each of its Subsidiaries and all amendments thereto as in effect on such date; (ii) that attached thereto are correct and complete copies of the requisite board, stockholder or other authorizing resolutions of the Company and its Subsidiaries authorizing this Agreement, the Related Documents to which the Company or any Subsidiary is a party and the transactions contemplated thereby and hereby; (iii) as to the incumbency and genuineness of the signature of each officer of the Company or any Subsidiary executing this Agreement and each Related Document to which the Company or any Subsidiary is a party; and (iv) that the Company is not, as of the Closing Date, nor has it ever been, a "U.S. real property holding corporation";

                          (iv) duly executed counterparts of each of the Closing Documents to which the Stockholders, the Stockholders' Representative, the Company or any Subsidiary is a party, as applicable;

                           (v) opinion(s) of Goodwin Procter LLP and such other legal counsel for the Company, its Subsidiaries and the Stockholders as are acceptable to the Buyer, such opinions to be dated as of the Closing Date and in a form mutually agreed to by the Buyer and the Company;

                          (vi)  a duly executed CapEx Certificate;

                         (vii) duly executed resolutions of the Stockholders and the boards of directors of the Company and each of its Subsidiaries, ratifying all respective actions taken by the respective officers and directors of the Company and each of its Subsidiaries prior to the Closing;

                        (viii) evidence in form and substance satisfactory to the Buyer in its sole discretion that each Subsidiary is wholly-owned, directly or indirectly, by the Company;

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                          (ix)  each of the certificates and other documents
        required to be delivered at the Closing pursuant to SECTION 8.2 hereof; and

                           (x) evidence in form and substance satisfactory to the Buyer (including a certification dated the Closing Date by an officer of the Company) that the Company has not less than $1,000,000.00 cash on hand and available as of the Closing.

                (b) At the Closing, the Buyer will deliver or cause to be delivered to the Company the following:

                          (i) the Aggregate Purchase Price in accordance with CLAUSE (i) of SECTION 1.5;

                         (ii) an officer's certificate, dated as of the Closing Date and duly executed by an authorized officer of the Buyer, certifying (A) that attached thereto are true and complete copies of the Organizational Documents of the Buyer and all amendments thereto as in effect on such date; and (B) as to the incumbency and genuineness of the signature of each officer of the Buyer executing this Agreement and each Closing Document to which the Buyer is a party;

                        (iii) duly executed counterparts of each of the Closing Documents to which the Buyer is a party; and

                         (iv) each of the certificates and other documents required to be delivered at the Closing pursuant to SECTION 8.1 hereof.

                (c) At the Closing, each Stockholder and each Rollover Stockholder, as applicable, will deliver or cause to be delivered to the Company the following:

                          (i) a certificate or certificates evidencing the Redeemed Shares to be redeemed from such Stockholder pursuant to the Redemption, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, free and clear of all Encumbrances;

                         (ii) a certificate or certificates evidencing the shares held by such Rollover Stockholder which are to be reclassified pursuant to the Reclassification, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, free and clear of all Encumbrances;

                        (iii)   the TA Notes;

                         (iv) a certificate or certificates evidencing the shares to be converted into the Converted Shares pursuant to SECTION 1.2, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, free and clear of all Encumbrances;

                          (v) duly executed counterparts of each of the Related Documents to which such Stockholder or Rollover Stockholder is a party, as applicable;

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                         (vi)   in the case of any such Stockholder who is an
        individual, a duly executed Spousal Consent in the form attached as EXHIBIT D hereto (the "SPOUSAL CONSENT"); and

                        (vii)   a Section 1445 Certificate in accordance with
        SECTION 3.6.

                (d) At the Closing, the Company will deliver or cause to be delivered to each Stockholder and each Rollover Stockholder, as applicable, the following:

                          (i) a certificate or certificates representing the Converted Shares to be held by such Stockholder upon the conversion contemplated by SECTION 1.2;

                         (ii) the applicable Per Share Redemption Amount to be received by such Stockholder in accordance with CLAUSE (ii) of SECTION 1.5; and

                        (iii) a certificate representing the Rollover Shares to be held by such Rollover Stockholder immediately following the Reclassification.

                (e) At the Closing, the Company will deliver or cause to be delivered to the holders of the TA Notes, the TA Note Purchase Amount in accordance with CLAUSE (a)(iii) of SECTION 1.4.

1.10    TREATMENT OF RECAPITALIZATION.

        The transactions contemplated by this ARTICLE I are intended to qualify as a recapitalization of the Company for financial accounting purposes. The transactions contemplated by SECTION 1.4 hereof are intended to qualify as a reorganization described in Section 368(a)(1)(E) of the Code for federal and state income Tax purposes. Each transaction contemplated by SECTION 1.4 hereof is intended to meet the requirements of Section 302(b)(2) and/or (3) of the Code and not to be treated as a dividend under Section 356(a)(2) of the Code. This Agreement constitutes a plan of reorganization. The parties hereby agree to report the transactions referred to in this SECTION 1.10 for financial accounting and income Tax purposes in a manner consistent with the foregoing terms of this SECTION 1.10.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                The Company hereby makes to the Buyer the representations and warranties contained in this ARTICLE II as of the date hereof and as of the Closing Date.

2.1     EXISTENCE; GOOD STANDING; AUTHORITY.

                (a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Except as set forth on SCHEDULE 2.1(a), the Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transactions of its business makes such qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected, either individually or in the aggregate, to cause a Material Adverse Change. SCHEDULE 2.1(a) sets forth each jurisdiction in which the Company is licensed or qualified to do business as a foreign corporation. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and to carry on its business as now conducted.

                (b) Each of the Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and, except as set forth on SCHEDULE 2.1(b), in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each such Subsidiary is duly licensed or qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not reasonably be expected, either individually or in the aggregate, to cause a Material Adverse Change. SCHEDULE 2.1(b) sets forth each jurisdiction in which any Subsidiary is licensed or qualified to do business as a foreign corporation or limited liability company.

                (c) The Company has the corporate power and authority to execute and deliver this Agreement and the Closing Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Closing Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are required to authorize the Agreement or the Closing Documents, or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement by the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights generally and by general equitable principles.

2.2     CAPITALIZATION; SUBSIDIARIES.

                (a) The authorized, issued and outstanding capital stock of the Company is set forth on SCHEDULE 2.2(a). All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 2.2(a), there are no outstanding options, warrants or other rights of any kind (preemptive or otherwise) to acquire any additional shares of capital stock of the Company or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Company committed to issue any such option, warrant, right or security. Except as set forth on SCHEDULE 2.2(a), there are no agreements to which the Company or any Subsidiary is a party with respect to the voting of any shares of

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capital stock of the Company or which restrict the transfer of any such shares, nor, to the Company's Knowledge, are there any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth on SCHEDULE 2.2(a), there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, other equity interests or any other securities of the Company or any Subsidiary. Except as set forth ON SCHEDULE 2.2(a), neither the Company nor any Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT").

                (b) SCHEDULE 2.2(b) sets forth a true, correct and complete list of each Person in which the Company, either directly or indirectly, holds an interest representing more than fifty percent (50%) of the capital stock or other equity interests of such Person or otherwise has the power to vote or direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body of such Person (each such Person, a "SUBSIDIARY", and collectively, the "SUBSIDIARIES"). Except as set forth on
SCHEDULE 2.2(b), the Company owns directly or indirectly 100% of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries free and clear of any and all Encumbrances. The authorized, issued and outstanding capital stock or other equity interest of each Subsidiary is set forth on SCHEDULE 2.2(b). Each of the outstanding shares of capital stock or other equity interest of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable.

                (c)     Except for the Subsidiaries or as set forth on
SCHEDULE 2.2(c), neither the Company nor any Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person.

2.3     NO CONFLICT.

        Neither the execution and delivery by the Company of this Agreement and the Closing Documents, nor the consummation by the Company of the transactions in accordance with the terms hereof or thereof, nor compliance by the Company with any provision hereof or thereof will (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties of the Company or the Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (i) the Organizational Documents or, (ii) except as set forth in SCHEDULE 2.3, any Contract to which the Company or any of the Subsidiaries is a party, or by which the Company or any of the Subsidiaries or any of their properties is bound, relating to the sale of goods or services for an amount in excess of $50,000 individually or the breach of which would reasonably be expected to result in losses, claims or other damages to the Company or any Subsidiary involving an amount in excess of $50,000, individually, or (b) violate any Laws applicable to the Company, any Subsidiary or any of their respective properties, which violation of Law would reasonably be expected to result in fines, penalties or other similar charges in an amount in excess of $5,000, individually, or $50,000, in the aggregate (PROVIDED that such violation of Law would not otherwise adversely affect (A) the Company's ability to conduct the Subject Business or (B) the Company's or any of its Subsidiaries' ability to enter into this Agreement or any Closing Document or perform the transactions contemplated hereby or thereby).

2.4     FINANCIAL STATEMENTS.

        Attached as SCHEDULE 2.4 are true, correct and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 2000 (together with the report thereon of Elliot Davis LLC) and as of December 31, 2001 (together with the report thereon of PricewaterhouseCoopers LLP) (the "LATEST AUDITED BALANCE SHEET" and the date thereof being, the "LATEST AUDITED BALANCE SHEET DATE"), and the related audited statements of income, shareholders equity and cash flows for the fiscal years then ended, and (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2002 (the "LATEST BALANCE SHEET" and the date thereof being the "LATEST BALANCE SHEET DATE"), and the related statements of income, shareholders' equity and cash flows for the fiscal period then ended (such related statements, together with the Latest Balance Sheet, the "LATEST FINANCIAL STATEMENTS"). The financial statements referenced in this SECTION 2.4 are collectively referred to as the "FINANCIAL STATEMENTS". The Financial Statements (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the consolidated financial condition of the Company as of the respective dates indicated and the statements of income, shareholders' equity and cash flows of the Company for the respective periods indicated and (iii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby except that the Latest Financial Statements are subject to normal year-end adjustments and the addition of footnotes.

2.5     ABSENCE OF UNDISCLOSED LIABILITIES.

        Except as set forth on SCHEDULE 2.5, neither the Company nor the Subsidiaries have any Liabilities for an amount in excess of $150,000, individually, or $300,000 in the aggregate, except for (i) Liabilities reflected or reserved against in the Latest Audited Balance Sheet, and (ii) Liabilities that have arisen since the Latest Audited Balance Sheet Date in the ordinary course of business. Except as set forth on SCHEDULE 2.5, neither the Company nor any of its Subsidiaries has expressly assumed or undertaken any Liability of any other non-Affiliated Person, which Liability relates to an amount in excess of $ 10,000, individually, or $100,000 in the aggregate. Solely for purposes of this
SECTION 2.5 Liabilities shall refer only to those Liabilities relating to the payment or borrowing of monies (including any guaranty thereof) or which are otherwise monetary or financial in nature.

2.6     ABSENCE OF CERTAIN CHANGES.

        Since the Latest Audited Balance Sheet Date, there has not been any Material Adverse Change. Except as set forth on SCHEDULE 2.6 or pursuant to the transactions contemplated by this Agreement, since the Latest Audited Balance Sheet Date, the Company and its Subsidiaries have operated only in the ordinary course of business consistent with past practice and there has not been any of the following:

                (a) the entering into of any Contract (or series of related Contracts) that requires expenditures (other than capital expenditures) in excess of $50,000, individually, or $100,000 in the aggregate;

                (b) the making of any Capital Expenditures and commitments therefor in excess of $150,000 individually, or $250,000, in the aggregate;

                (c) change in the Company's or any Subsidiary's authorized or issued capital stock or other equity interests; grant of any option, right to purchase or similar right regarding the capital stock or other equity interests of the Company or any Subsidiary; grant of any registration rights by the Company or any Subsidiary; purchase, redemption, retirement, or other acquisition by the Company or any Subsidiary of any such capital stock; declaration or payment of any dividend or other distribution or payment in respect of the capital stock or other equity interests of the Company or any Subsidiary; split, combination or reclassification of the capital stock of the Company or any Subsidiary; or issuance or authorization or proposed issuance or authorization of capital stock or other equity interests of the Company or any Subsidiary in respect of, in lieu of, or in substitution for shares of capital stock of the Company or any Subsidiary;

                (d) amendment to the Organizational Documents of the Company or any of its Subsidiaries;

                (e) payment of any bonuses, or increase in salaries or other compensation, by the Company or any of its Subsidiaries to any of its directors, officers, consultants or employees, except for bonus awards and increases in salaries or other compensation made in the ordinary course of business consistent with past practice; or entry into any employment, severance, or similar Contract with any director, officer, consultant, agent or employee involving any payments for an amount in excess of $150,000, individually, or $750,000, in the aggregate;

                (f) the making of any loan, advance or capital contribution to or investment or purchase of any equity interest in any Person, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                (g) adoption of, or increase, acceleration or modification in the schedule of payments or benefits under, any Benefit Plan, for or with any officer, director, consultant, or employee of the Company or any of its Subsidiaries;

                (h) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, having a fair market value in excess of $50,000, individually, or $100,000 in the aggregate;

                (i) sale, purchase or other transfer of any debt securities or shares of capital stock or other equity interest or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other equity interest or other convertible securities of the Company or any Subsidiary, or other proposed change to the capitalization of the Company or any Subsidiary, or mortgage, pledge, or imposition of any Encumbrance on any such shares of capital stock or other equity interest of the Company or any Subsidiary;

                (j) sale, transfer, license, pledge, mortgage or other disposition of tangible or intangible assets of the Company or any Subsidiary having a fair market value in excess of $50,000, individually, or $100,000 in the aggregate; the creation of any Encumbrance on any of the assets or properties of the Company or any Subsidiary, other than Permitted Encumbrances,

                (k) acquisition of or agreement to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or other equity interest or assets of, or by any other manner, any business or any Person or division thereof, by either the Company or any Subsidiary;

                (l) termination, or receipt by the Company or any Subsidiary of any written or, to the Company's Knowledge, oral, notice of termination or non-renewal, of any Contract between the Company or any Subsidiary, on the one hand, and clinics, medical or healthcare providers, health maintenance organizations or other customers or third party payors, on the other hand, which Contract accounted for (i) more than 5% of the revenues of any center operated by the Company or any Subsidiary or (ii) otherwise accounted for more than $1,000,000 of the revenues of the Company, in each of items (i) and (ii), during the fiscal year of the Company ended December 31, 2001;

                (m) any removal or written, or, to the Company's Knowledge, oral, notice of removal of the Company or any Subsidiary from any "payor panel";

                (n) incurrence of indebtedness or guarantee of debt of any third party by the Company or any of its Subsidiaries other than in the ordinary course of business;

                (o) write-down or write-up of the value of any asset of the Company or the Subsidiaries by more than $50,000, individually, or $100,000, in the aggregate;

                (p) any write-off of any accounts receivable or notes receivable of the Company or the Subsidiaries for a principal amount in excess of $50,000, individually, or $100,000, in the aggregate, other than in the ordinary course of business consistent with past practice;

                (q) change in the accounting methods or principles used by the Company or any of its Subsidiaries or any change in depreciation or amortization policies or rates theretofore adopted;

                (r) any termination of employment of any officer (including any Executive) of the Company or the Subsidiaries;

                (s) receipt by the Company or any of its Subsidiaries of written or, to the Company's Knowledge, oral, notice of the commencement of any litigation or other action by or against the Company or the Subsidiaries asserting losses claims or other damages in an amount in excess of $50,000, individually, or $100,000, in the aggregate;

                (t) the creation of any Person that would constitute a Subsidiary or entry into any joint venture or partnership; or

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                (u)     entry into any Contract, whether oral or written, by the
applicable party bound by CLAUSES (a) THROUGH (t), as the case may be, to do any of the actions described in clauses (a) through (t).

2.7     CONSENTS AND APPROVALS.

                (a) Except as set forth on SCHEDULE 2.7(a), neither the execution, delivery and performance of this Agreement and the Closing Documents by the Company, nor the consummation of the transactions by the Company, the Stockholders' Representative and the Stockholders contemplated thereby, will, as of the Closing Date, require any consent, approval, authorization or other action by, or filing with or notification to, any federal, state, local, or foreign government, governmental, regulatory or administrative authority, agency or commission, or any court, tribunal, or judicial or arbitral body (a "GOVERNMENTAL AUTHORITY"), except (i) the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if applicable, (ii) any such consent, approval, authorization or other action the failure to obtain or take would not result in fines, penalties or other similar charges in an amount in excess of $5,000, individually, or $50,000, in the aggregate (PROVIDED that such failure to obtain or make would not otherwise adversely affect (A) the Company's and its Subsidiaries' ability to conduct the Subject Business or (B) the Company's or any of its Subsidiaries' ability to enter into this Agreement or any Closing Document or perform the transactions contemplated hereby or thereby) and (iii) as may be necessary as a result of any facts or circumstances relating solely to the Buyer (including its sources of financing).

                (b) Except as set forth on SCHEDULE 2.7(b), the execution, delivery and performance of this Agreement and the Closing Documents by the Company, and the consummation of the transactions contemplated thereby, will not require any third-party consents, approvals, authorizations or actions.

2.8     LITIGATION.

        Except as set forth on SCHEDULE 2.8, there is no (a) Proceeding pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries before or by any Governmental Authority or (b) Order of any Governmental Authority against the Company or any of its Subsidiaries.

2.9     TAXES.

                (a)     Except as set forth on SCHEDULE 2.9(a):

                            (i) The Company, each Subsidiary and each other Person with which the Company or a Subsidiary has filed, or been required to file, a combined, consolidated, unitary, affiliated or similar Tax Return (the "COMPANY TAX GROUP") has paid or caused to be paid all Taxes required to be so paid prior to the date hereof (together with all Taxes required to be paid pursuant to SECTION 7.5, the "COVERED TAXES"); PROVIDED that, for purposes of the foregoing sentence, Taxes of Persons other than the Company or the Subsidiaries shall only include Taxes of such other Persons for which the Company or any Subsidiary has Liability. The Company has made provision on its books and records for all Taxes owed or accrued by the Company or any Subsidiary through the date hereof;

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                           (ii) the Company and its Subsidiaries have timely
        filed or been included in all Tax Returns required to be filed by them or in which they are to be included, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries. All such filed Tax Returns are complete and accurate in all material respects. No extension to file any such Tax Return has been granted to or requested by the Company or any Subsidiary, other than for Tax Returns that have already been filed;

                          (iii) neither the Internal Revenue Service (the "IRS") nor any other Governmental Authority is asserting by written notice to the Company or its Subsidiaries or, to the Company's Knowledge, threatening to assert against the Company or its Subsidiaries, any deficiency or claim for any amount of additional Taxes;

                           (iv) no federal, state, local or foreign audits or other Proceedings are, to the Company's Knowledge, pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice prior to the date of this Agreement of any actual or threatened Proceedings with regard thereto or is otherwise aware of any such Proceedings;

                            (v) the Company and its Subsidiaries have previously made available to the Buyer true, correct and complete copies of (i) all Tax Returns filed by or on behalf of any member of the Company Tax Group for all completed Tax years of the Company and its Subsidiaries that remain open for audit or review by the relevant Governmental Authority, other than with respect to (a) federal or state income/franchise Tax Returns for the 1998 Tax year and (b) state income/franchise Tax Returns for the stub period of January 1, 1999 through October 7, 1999 (the "UNDISCLOSED RETURNS") and (ii) all ruling requests, private letter rulings, notices of proposed deficiencies, closing agreements, settlement agreements, and any similar documents or communication sent or received by the Company Tax Group relating to Taxes;

                           (vi) neither the Company nor any Subsidiary has been notified in writing that either the IRS or any other Governmental Authority has raised any issues, or notified in writing any member of the Company Tax Group of an intent to raise such issues, in connection with any Tax Return of the Company, any Subsidiary, any other member of the Company Tax Group, or relating to Covered Taxes, and no waivers of statutes of limitations have been given or requested with respect to the Company, the Subsidiaries or any other member of the Company Tax Group, or relating to Covered Taxes;

                          (vii) neither the Company nor the Subsidiaries have incurred any Liability for Taxes from and after the Latest Audited Balance Sheet Date other than Taxes incurred in the ordinary course of business consistent with previous years and past practices and other than as a result of the transactions contemplated hereby;

                         (viii) the Company and the Subsidiaries (A) are not, and have not made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code and

        (B) are not, and have not been, a "personal holding company" within the meaning of Section 542 of the Code;

                           (ix) the Company and the Subsidiaries have complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (such as sales Taxes or withholding of Taxes from the wages of employees);

                            (x) neither the Company nor any Subsidiary has ever been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes, other than the group in which it currently is a member;

                           (xi) neither the Company nor any of the Subsidiaries is, and has ever been, a party to any Tax sharing, indemnity or similar agreement allocating Tax Liability that will not be terminated on the Closing Date without any future Liability to the Company or a Subsidiary (including for past Taxes);

                          (xii) the Company and the Subsidiaries have not incurred any Liability to make or possibly make any payments on or prior to the Closing Date, either alone or in conjunction with any other payments, that:

                                (A)     are non-deductible under, or would
                otherwise constitute a "parachute payment" within the meaning of, Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); or

                                (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

                         (xiii) neither the Company nor any of the Subsidiaries has agreed to make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code (or similar provisions of state, local or foreign Law), and neither the IRS nor any other Governmental Authority has proposed in writing any such adjustments or changes in the accounting methods of the Company and the Subsidiaries;

                          (xiv) to the Company's Knowledge, no claim has ever been made by any taxing authority in a jurisdiction in which the Company or the Subsidiaries do not file Tax Returns that any such Person is or may be subject to Taxation by that jurisdiction;

                           (xv) neither the Company nor any of the Subsidiaries is or has ever been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code within the period specified in Section 897(c)(1)(A)(ii)(II) of the Code;

                          (xvi) neither the Company nor any Subsidiary will be required to include in income during a taxable period that ends after the Closing Date any income that economically accrued and was accounted for prior to the Closing Date by reason of the installment method of accounting, the completed method of accounting or otherwise;

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                         (xvii) no liens for Taxes (other than Taxes not yet due
        and payable) exist with respect to any assets or properties of the Company or any of the Subsidiaries. The Tax Returns of the Company and the Subsidiaries and with respect to all Covered Taxes have either been examined and settled with the relevant Governmental Authority or closed by virtue of the expiration of the applicable statute of limitations for all periods through December 31, 1997; and

                        (xviii) The period from December 29, 1998 to October 7, 1999 is the only time during which the Company elected to be taxed as an "S Corporation" within the meaning of Code Section 1362(a). During such time period, the Company properly elected to be taxed as an "S Corporation" within the meaning of Code Section 1362(a).

                (b) SCHEDULE 2.9(b) lists all the jurisdictions in which the Company or any Subsidiary is required to file Tax Returns or pay Taxes.

2.10    EMPLOYEE BENEFIT PLANS.

                (a) "BENEFIT PLAN" means any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), as well as any other plan, program or arrangement involving direct and indirect compensation, under which the Company, or any entity that is a member of a "controlled group of corporations" with or is under "common control" with the Company as defined in
Section 414(b) or (c) of the Code ("ERISA AFFILIATE"), has any present or future Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

                (b) SCHEDULE 2.10(b) contains a true and complete list of all Benefit Plans.

                (c)     Except as provided on SCHEDULE 2.10(c):

                           (i) each of the Benefit Plans sponsored by the Company or an ERISA Affiliate that is qualified under Section 401 of the Code has received a favorable determination or opinion letter from the IRS as to the qualification of such Benefit Plan, and such letter has not been modified, revoked or limited by the failure to satisfy any condition thereof or by a subsequent amendment thereto, or failure to amend such Benefit Plan;

                          (ii) each Benefit Plan has been operated and administered in accordance with its terms and is in material compliance with ERISA and the Code;

                         (iii) all contributions due and payable on or before the Closing Date in respect of any Benefit Plan have been made in full and proper form, or adequate accruals have been provided for in the Company's consolidated financial statements for such amounts for periods ending on the Closing Date;

                          (iv) neither the Company nor any of its ERISA Affiliates, nor to the Company's Knowledge any other "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to any Benefit Plan, has breached the fiduciary rules of the ERISA or engaged in a prohibited transaction which could subject the Company or its ERISA Affiliates to any tax or penalty imposed under Section 4975 of the Code or Section 502 (i), (j) or (l) of ERISA;

                           (v) all bond coverage and reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Benefit Plan;

                          (vi) the Company and its ERISA Affiliates have neither made nor agreed to make, nor are required to make (in order to bring any Benefit Plan into compliance with ERISA or the Code) any changes in benefits that would materially increase the costs of maintaining any of the Benefit Plans;

                         (vii) each Benefit Plan which is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985 ("COBRA") and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in material compliance with COBRA and HIPAA, including all notice requirements, and no Tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

                        (viii) neither the Company nor its ERISA Affiliates is or ever has been obligated to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), a "multiple employer plan" (within the meaning of Section 413 of the Code), or a defined benefit plan (within the meaning of Section 3(35) of ERISA);

                          (ix) each Benefit Plan which is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Benefit Plan meets the requirements of the Code applicable thereto;

                           (x) with respect to any Benefit Plan, there has not been any act or omission by the Company or any of its ERISA Affiliates that has given rise to or could give rise to any material fines, penalties or related charges under ERISA or the Code for which the Company or any of its ERISA Affiliates could be liable;

                          (xi) no Proceedings (other than routine benefit claims) are pending or, to the Company's Knowledge, threatened against or relating to any Benefit Plan, or, to the Company's Knowledge, any fiduciary thereof, and to the Company's Knowledge, there is no basis for any such Proceeding;

                         (xii) the Company has timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Benefit Plan into the appropriate trusts or accounts;

                        (xiii) each Benefit Plan that allows loans to plan participants has been operated in accordance with its terms, the plan's written loan policy and all applicable Laws. In addition, all outstanding loans from such Benefit Plans are current as of the Closing Date, and there are no loans in default; and

                         (xiv) no individual who has been classified by the Company and its ERISA Affiliates as a non-employee (such as an independent contractor, leased employee or consultant) shall have a claim against the Company and its ERISA Affiliates for eligibility to participate in any Benefit Plans, if such individual is later reclassified as an employee of the Company and its ERISA Affiliates.

                (d) The Company has delivered or otherwise made available to the Buyer true and complete copies of the following documents, as they have been amended to the date hereof, relating to the Benefit Plans: (i) all Benefit Plan documents; (ii) the current summary plan description for each Benefit Plan;
(iii) the Form 5500, 5500-C or 5500-R for each Benefit Plan for the three most recent plan years; (iv) all current insurance Contracts related to any Benefit Plan; and (v) the most recent financial records pertaining to each Benefit Plan.

2.11    REAL AND PERSONAL PROPERTY.

                (a) REAL PROPERTY. SCHEDULE 2.11(a) sets forth a list of all real property leased by the Company or any of its Subsidiaries (the "LEASED REAL PROPERTY") and SCHEDULE 2.11(b) sets forth a list of all real property owned by the Company or any of its Subsidiaries (the "OWNED REAL PROPERTY"). All leases relating to Leased Real Property are identified on SCHEDULE 2.11(a) (the "LEASES") and true and complete copies thereof have been delivered to the Buyer. With respect to each Lease, except as set forth on SCHEDULE 2.11(a):

                          (i) the Company or such Subsidiary, as applicable, has good, valid and enforceable leasehold interests to the leasehold estate in the Leased Real Property granted to the Company or such Subsidiary, as applicable, pursuant to each pertinent Lease, subject to all matters affecting fee title to such Leased Real Property and applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity;

                         (ii) each of said Leases has been duly authorized and executed by the Company or such Subsidiary, as applicable, and is in full force and effect as to the Company's or such Subsidiary's rights and obligations and, to the Company's Knowledge, is in full force and effect as to the rights and obligations of each other party to said Leases;

                        (iii) neither the Company, any Subsidiary nor, to the Company's Knowledge, any other party to any Lease, is in default, under any of said Leases, nor, to the Company's Knowledge, has any event occurred or does any condition exist which, with notice or the passage of time, or both, would give rise to such a default by the Company, any Subsidiary or any other party;

                         (iv) there are no Persons (other than the Company or any of its Subsidiaries) in possession of the Leased Real Property, and there are no Contracts granting to any Person other than the Company or any Subsidiary, as applicable, the right of use or occupancy of any portion of the Leased Real Property; and

                          (v) no consent or approval is required with respect to the transactions contemplated by this Agreement from the other parties to any Lease.

                (b) With respect to the Owned Real Property, except as set forth on SCHEDULE 2.11(b):

                          (i) the Company or any Subsidiary, as applicable, has legal, valid and marketable title to the Owned Real Property, free and clear of all encumbrances, except for Permitted Encumbrances;

                         (ii) no portion thereof is subject to any pending condemnation Proceeding or Proceeding by any Governmental Authority and, to the Company's Knowledge, there is no threatened condemnation or Proceeding with respect thereto;

                        (iii) the Owned Real Property is in good operating condition and repair (normal wear and tear excepted), is, to the Company's Knowledge, free from structural defects, and is suitable for the uses for which it is used in the business of the Company and its Subsidiaries;

                         (iv) there are no Contracts to which the Company or any of its Subsidiaries is a party, granting to any one or more Persons the right of use or occupancy of any portion of the parcels of the Owned Real Property; and

                          (v) there are no Persons (other than the Company or any of its Subsidiaries) in possession of any portion of the parcels of the Owned Real Property.

                (c) PERSONAL PROPERTY. To the Company's Knowledge, except as set forth on SCHEDULE 2.11(c) and as specifically disclosed in the Latest Balance Sheet, and except with respect to leased personal property, the Company and each Subsidiary has good title to all of its tangible personal property and assets shown on the Latest Balance Sheet or acquired after the date of the Latest Balance Sheet, free and clear of any Encumbrances except for (i) assets which have been disposed of to nonaffiliated third parties since the Latest Balance Sheet Date in the ordinary course of business, (ii) Encumbrances reflected in the Latest Balance Sheet, (iii) Permitted Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent or which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby and (iv) Encumbrances for current Taxes not yet due and payable. Such tangible personal property and assets are in good operating condition and repair (normal wear and tear excepted), are free from structural defects, and are suitable for the uses for which they are used in the business of the Company and its Subsidiaries.

2.12    LABOR AND EMPLOYMENT MATTERS.

                (a) Except as set forth on SCHEDULE 2.12(a), the Company and each of its Subsidiaries are, as of the date hereof, in compliance in all material respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors, relating to wages, hours, labor, employment and employment practices, terms and conditions of employment, equal employment opportunity, collective bargaining and the payment of social security and other taxes, and there are no unlawful arrearages in the payment of wages, social security tax or any other employment related levy or tax.

                (b) Except as set forth on SCHEDULE 2.12(b), neither the Company nor its Subsidiaries are a party to or otherwise bound by any collective bargaining agreement, Contract or other agreement or understanding with a labor union or labor organization. Except as set forth on SCHEDULE 2.12(b), neither the Company nor its Subsidiaries are subject to any charge, demand, petition or representation proceeding seeking to compel, require or demand it to bargain with any labor union or labor organization nor is there pending or, to the Company's Knowledge, threatened, any labor strike, dispute, walkout, work stoppage or lockout involving the Company or any Subsidiary.

2.13    CONTRACTS AND COMMITMENTS.

                (a) SCHEDULE 2.13(a) is a correct and complete list of all of the following types of Contracts to which the Company or any Subsidiary is a party:

                           (i) partnership agreements, limited liability company agreements, joint venture agreements, and Contracts relating to the creation of any Person that would otherwise constitute a Subsidiary;

                          (ii) Contracts relating to services provided to or at clinics, or medical or healthcare providers, or to other customers or for services paid for by health maintenance organizations or other third party payors, and any reimbursement arrangements related thereto, in either case which involves consideration in excess of $50,000, individually, or $100,000, in the aggregate;

                         (iii) Contracts relating to the construction, reconstruction, maintenance, transportation, acquisition, disposition or use of magnetic resonance imaging equipment, CT scanning equipment, or other diagnostic imaging equipment that involve aggregate consideration in excess of $50,000, individually, or $100,000, in the aggregate;

                          (iv)  Contracts with customers, agents,
        representatives, suppliers or vendors that involve consideration in excess of $50,000, individually, or $100,000, in the aggregate;

                           (v) Contracts that have not expired or otherwise been terminated relating to employment, consulting, non-competition, severance, bonus or indemnification between the Company or any Subsidiary and any current or former director, officer or employee of or consultant to the Company or any Subsidiary and which involve annual payments of cash consideration in excess of $50,000, individually, or $100,000, in the aggregate;

                          (vi) Contracts relating to the provision of services provided to the Company by, for or on behalf of physicians, physician groups or other medical professionals (including reading agreements) and which involve annual payments of cash consideration in excess of $50,000, individually, or $100,000, in the aggregate;

                         (vii) Contracts relating to the referral of patients to the Company or any Subsidiary (including purchased services agreements and physician services agreements);

                        (viii) Contracts relating to the incurrence of indebtedness, or guarantee of any Liability of any third party, or the sale, transfer, licensing, mortgaging, pledging or otherwise disposing of or creating or suffering to exist any Encumbrance (other than a Permitted Encumbrance) on any material property owned, leased or licensed by the Company or any Subsidiary;

                          (ix) Contracts relating to the sale, issuance, purchase or other transfer of any debt securities or shares of capital stock or other equity interests, or securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock, other equity interests or other convertible securities;

                           (x) Contracts relating to the acquisition, by merger or consolidation with, or by purchase of a material portion of the capital stock or other equity interests or assets of, or by any other manner, any business of any Person or division thereof;

                          (xi) Contracts limiting or restricting the ability of the Company or any of its Subsidiaries to enter into or engage in any market or line of business with any Person anywhere in the world;

                         (xii) confidentiality agreements or contracts containing standstill, non-solicitation (of employees or customers) or similar restrictive covenants on the actions of the Company or any of its Subsidiaries;

                        (xiii) any other Contracts (or group of related Contracts) with any Person, the performance of which involves consideration in excess of $50,000, individually, or $100,000, in the aggregate; and

                         (xiv) any Contract under which the consequences of a default or termination would reasonably be expected to result in a Material Adverse Change.

                (b) True and complete copies of the Contracts disclosed pursuant to SECTION 2.13(a) hereof have been delivered to the Buyer. Except as disclosed on SCHEDULE 2.13(b), (i) upon consummation of the transactions contemplated by this Agreement, each such Contract shall continue in full force and effect in accordance with its respective terms without penalty or other adverse consequence, (ii) neither the Company nor its Subsidiaries are in breach of, or default under, any such Contract, and (iii) to the Company's Knowledge, no other party to any such Contract is in breach thereof or default thereunder.

2.14    INTELLECTUAL PROPERTY.

        To the Company's Knowledge, except as set forth on SCHEDULE 2.14, the Company or its Subsidiaries are the owner of, or have the right to use, all items of intangible property, including patents, registered trademarks and service marks, trade names, unregistered trademarks and service marks, copyrights and other intellectual property rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS"), as are necessary in connection with the business of the Company and its Subsidiaries as currently conducted taken as a whole.

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2.15    ENVIRONMENTAL MATTERS.

        The Company and its Subsidiaries have been and are currently in compliance with Environmental Laws, including all Permits required under Environmental Laws for the operation of the business of the Company and its Subsidiaries. A list of such Permits is set forth on SCHEDULE 2.15. The Company and its Subsidiaries have not received any written notice, report or other communication from any Governmental Authority regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to the Company or its Subsidiaries or their facilities arising under Environmental Laws. Neither the Company nor any Subsidiary has treated, stored, disposed of, arranged for the disposal of, transported, handled, or released any Hazardous Substances, or owned or operated any property or facility (and no such property or facility is contaminated by any such Hazardous Substance) in a manner that has given or would give rise to any Liabilities or investigative, corrective or remedial obligations pursuant to Environmental Laws. The Company has furnished to the Buyer all environmental site assessments and reports of environmental testing, sampling and analysis and any documents relating to unresolved violations of or Liabilities arising under Environmental Laws relating to the Company or any of its Subsidiaries which are in its possession or reasonable control.

2.16    INSURANCE.

                (a) SCHEDULE 2.16 contains a true and complete list of all material policies of liability, theft, fidelity, business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company or any Subsidiary for the benefit of the Company or any Subsidiary (specifying the insurer, amount of coverage, type of insurance, policy number, and any material pending claims thereunder).

                (b)     With respect to each policy of insurance listed on
SCHEDULE 2.16: (i) all premiums due with respect thereto are currently paid and, pursuant to the applicable terms of such policy, are not subject to adjustment other than as a result of normal policy year audits, and, to the Company's Knowledge, no Person is in default in any respect with respect to its obligations under any such policy, and, to the Company's Knowledge, no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; (ii) there are no outstanding claims currently pending under any such policy that would, to the Company's Knowledge, reasonably be expected to cause a material increase in the insurance rates of the Company or any Subsidiary, and, to the Company's Knowledge, no facts or circumstances exist that might reasonably be expected to (A) relieve the insurer under any such policy of its obligations to satisfy in full any claim thereunder or (B) give rise to any claim thereunder; and (iii) none of the Company or any Subsidiary has received any written or, to the Company's Knowledge, oral notice that such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or the premium on such policy shall be materially increased on the renewal thereof. With respect to any facts or circumstances giving rise to any claim specified in CLAUSE (ii)(B) above and set forth on SCHEDULE 2.16, such claim has been reported to the applicable insurance carrier in material compliance with all applicable claims made reporting procedures.

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2.17    BROKERS; NO OTHER POTENTIAL TRANSACTIONS.

        Except for the fee payable to JPMSI, which shall be paid by the Company, neither the Company, nor any of its officers, directors, stockholders, consultants, agents or employees (or any Affiliates of the foregoing) has employed any broker or finder or incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Seller Representatives is bound to negotiate or otherwise party to any Contract relating to a Potential Transaction with any other Person.

2.18    ACCOUNTS AND NOTES RECEIVABLE.

        SCHEDULE 2.18 sets forth all accounts receivable and notes receivable of the Company and the Subsidiaries outstanding as of the Latest Balance Sheet Date by (i) government program and (ii) commercial program (each, a "PAYOR CLASS"), at each center operated by the Company or any Subsidiary and identifying for each such center (A) the amount owed by each such Payor Class and (B) with respect to commercial programs, the five largest payors of such Payor Class at each such center, and the aging of the receivables owed by such Payor Class. All receivables set forth on SCHEDULE 2.18 have arisen in the ordinary course of business, are, to the Company's Knowledge, owned free and clear of any security interest or other Encumbrance, other than Permitted Encumbrances, are not subject to any valid counterclaim, set-off, or defense, except as disclosed on SCHEDULE 2.18, and have been accurately and fairly reflected on SCHEDULE 2.18. To the Company's Knowledge, all accounts receivable and notes receivable set forth on SCHEDULE 2.18 are collectible in the ordinary course (net of any allowances for doubtful accounts or notes shown on SCHEDULE
2.18 and subject to contract adjustments and give-backs as set forth on SCHEDULE 2.18) consistent with past practice and custom. Neither the Company nor any of its Subsidiaries has altered its credit policies or practices since the Latest Balance Sheet Date, except as described on SCHEDULE 2.18.

2.19    ACCOUNTS AND NOTES PAYABLE.

        SCHEDULE 2.19 sets forth all accounts payable and notes payable by the Company and the Subsidiaries outstanding as of the Latest Balance Sheet Date, with the name of each account creditor, the amount owed, and the aging of each payable owed by the Company or the Subsidiaries. All payables set forth on
SCHEDULE 2.19 have arisen in the ordinary course of business consistent with past practice and custom. Neither the Company nor any of its Subsidiaries has materially altered its payment policies or practices since the Latest Balance Sheet Date, except as described on SCHEDULE 2.19.

2.20    BANK ACCOUNTS; POWERS OF ATTORNEY.

        SCHEDULE 2.20 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and the Subsidiaries and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all Persons holding general or special powers of attorney from the Company or the Subsidiaries.

                                       25
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2.21    COMPLIANCE WITH LAWS.

        Except as set forth on SCHEDULE 2.21 hereto, the Company and the Subsidiaries have been and are in material compliance with all Laws applicable to their respective assets, properties, businesses and operations. Neither the Company nor any Subsidiary is relying on any exemption from or deferral of any Law that would not, to the Company's Knowledge, be available to the Company or its Subsidiaries after the consummation of the transactions contemplated hereby. Except as set forth in SCHEDULE 2.21 and except for routine inspections and audits in the ordinary course of business, no investigation or review by any Governmental Authority with respect to the Company or its Subsidiaries is pending or, to the Company's Knowledge, threatened, nor has the Company or any of the Subsidiaries received written or, to the Company's Knowledge, oral, notice of any Governmental Authority's intention to conduct the same. SCHEDULE
2.21 sets forth a list of all material permits, licenses, certificates (including certificates of need) and approvals of all Governmental Authorities (the "PERMITS") held by the Company and its Subsidiaries, which Permits represent all Permits necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to conduct their respective businesses, and neither the Company nor any Subsidiary is in default thereunder. To the Company's Knowledge, none of such Permits shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, this Agreement, any Related Document, or the consummation of the transactions contemplated hereby or thereby. To the Company's Knowledge, there is no proposed Law which could prohibit or restrict the Company or the Subsidiaries from, or otherwise affect the Company or any Subsidiary in, conducting its respective business in any jurisdiction in which it is now conducting business or which it proposes to conduct business. Except as set forth on SCHEDULE 2.21, the Company and the Subsidiaries have timely filed all reports, data, and other information required to be filed with such Governmental Authorities and which are material to the operation of the Subject Business. For purposes of clarification, this SECTION 2.21 does not relate to those matters that are the subject of clause (b) of SECTION 2.3 (No Conflict with Laws),
Section 2.9 (Tax Matters), SECTION 2.10 (ERISA), SECTION 2.12(a) (Labor and Employment Matters), SECTION 2.15 (Environmental Laws), SECTION 2.23 (Certain Payments), SECTION 2.25 (Inspections and Investigations), SECTION 2.26 (Medicare Participation), SECTION 2.27 (Fraud and Abuse) and SECTION 2.28 (FALSE CLAIMS).

2.22    REGULATED CUSTOMERS.

        To the Company's Knowledge, each physician or physician group that is party to a Contract with the Company or any Subsidiary or to which the Company or any Subsidiary otherwise provides services, has all Permits necessary for participation in Medicare and Medicaid programs and state and local healthcare programs and there are no Proceedings pending or, to the Company's Knowledge, threatened against such Person, in each case, relating to such Contract or services.

2.23    CERTAIN PAYMENTS.

        Neither the Company, nor any Subsidiary, nor any director, officer, agent, or, to the Company's Knowledge, employee of the Company or any Subsidiary, or any other Person acting at the Company's or any Subsidiary's direction for or on behalf of the Company or any Subsidiary, has directly or indirectly, in violation of any Law, in connection with the business of

                                       26
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the Company made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services: (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Subsidiary.

2.24    RELATED TRANSACTIONS.

        Except as set forth in SCHEDULE 2.24, and except for compensation to regular employees of the Company or the Subsidiaries made in the ordinary course of business, no current or former officer, director, stockholder or Affiliate of the Company or the Subsidiaries, or to the Company's Knowledge, any family member of such Person or any employee of the Company or any of its Subsidiaries,
(i) is now a party to any Contract with the Company or any Subsidiary, (ii) is now, other than any interests owned by the TA Entities, the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or the Subsidiaries (other than non-affiliated holdings in publicly-held companies), or (iii) receive income from any source which should properly accrue to the Company or the Subsidiaries. Except as set forth on SCHEDULE 2.24, neither the Company nor the Subsidiaries are a guarantor or otherwise liable for any actual or potential Liability, whether direct or indirect, of any of its Affiliates.

2.25    INSPECTIONS AND INVESTIGATIONS.

        Except as set forth and described on SCHEDULE 2.25: (i) neither the Company's right nor, to the Company's Knowledge, the right of any licensed professional or other individual affiliated with the Company or its Subsidiaries to receive reimbursements pursuant to any government program or private program have been terminated or otherwise adversely affected as a result of any investigation or action, whether by any Governmental Authority or other third party, and the Company has verified that each such licensed professional or other individual affiliated with the Company is appropriately licensed by applicable Governmental Authorities to provide services to the Company and its Subsidiaries; and (ii) neither the Company nor, to the Company's Knowledge, any licensed professional who is affiliated with the Company or any of its Subsidiaries, has, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring, or other form of review by any Governmental Authority, accrediting organization, or certifying agency based upon any alleged improper activity on the part of such individual, nor has the Company or any Subsidiary received any notice of deficiency during the past three (3) years in connection with the operations of its business. For purposes of clarification with respect to this SECTION 2.25 only, "affiliated with the Company or its Subsidiaries" shall mean the Person or Persons who have contracted with the Company or its Subsidiaries to provide services thereto.

2.26    MEDICARE PARTICIPATION.

        Except as set forth on SCHEDULE 2.26, the Company and its Subsidiaries are qualified for participation in the Medicare and Medicaid programs, have current and valid provider contracts with the Medicare and Medicaid programs, are in compliance with all conditions of participation in such programs, and have received all approvals or qualifications necessary for reimbursement.

                                       27
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The Company and the Subsidiaries presently have the Medicare certified provider numbers described on SCHEDULE 2.26 hereto.

2.27    FRAUD AND ABUSE.

        Neither the Company nor any of its Subsidiaries has engaged in any activities that are prohibited under 42 U.S.C. Sections 1320a-7, 1320a-7b, 1395nn or 1396b, or any similar federal, state, or local statutes, or the regulations promulgated pursuant to such statutes, to the extent such similar statues or regulations have the same, substantially similar or more stringent scienter requirements as those contained in 42 U.S.C. Section 1320a-7b.

2.28    FALSE CLAIMS.

        The Company, its Subsidiaries and any Person for which the Company or any of its Subsidiaries provide billing services have submitted all claims for reimbursement to federal healthcare programs in accordance with, and have not engaged in any activities that are prohibited under, the Federal False Claims Act, 31 U.S.C. Sections 3729-3733, the Federal Civil Monetary Penalties Act, 42 U.S.C. Section 1320a-7a, or any similar federal, state, or local statutes, or the regulations promulgated pursuant to such statutes, to the extent such similar statues or regulations have the same, substantially similar or more stringent scienter requirements as that contained in the Federal False Claims Act or the Federal Civil Monetary Penalties Act, as applicable.

2.29    DISCLOSURE.

        Neither this Agreement nor any of the Closing Documents (including the Schedules and Annexes referred to herein or therein) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances in which they were made.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                Each Stockholder, severally and not jointly, hereby makes to the Buyer, as to itself and not any other Stockholder, the representations and warranties contained in this ARTICLE III as of the date hereof and as of the Closing Date.

3.1     TITLE TO SHARES.

        Such Stockholder is the lawful owner, of record and beneficially, of the Company Shares set forth opposite its name on EXHIBIT A and has valid title to such Company Shares, free and clear of any Encumbrances whatsoever, except as set forth on SCHEDULE 3.1. Except as set forth on SCHEDULE 3.1 there are no Contracts between such Stockholder and any other Person with respect to the acquisition, disposition or voting of, or any other matters pertaining to, any of the capital stock of the Company or any Subsidiary.

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

3.2     EXISTENCE; GOOD STANDING; AUTHORITY.

                (a) Such Stockholder, as applicable, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or formation. Such Stockholder, as applicable, is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transactions of its business makes such qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement. Such Stockholder has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                (b) Such Stockholder, as applicable, has the power and authority to execute, deliver and perform this Agreement and the Related Documents, and to consummate the transactions contemplated hereunder and thereunder, including the transfer and conveyance of the Company Shares held by such Stockholder. The execution, delivery and performance of this Agreement and the Related Documents, the performance by such Stockholder of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Stockholder, and no other proceedings on the part of the Stockholder are required to authorize this Agreement or the Related Documents, or to consummate the transactions contemplated hereby or thereby. This Agreement and each of the Related Documents to which it is a party has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery of this Agreement by the Buyer, the other Stockholders and the Company, constitute legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights generally or by general equitable principles. If such Stockholder is a trust, such trust is a validly created and existing trust under applicable Law.

3.3     NO CONFLICT.

        Neither the execution and delivery by such Stockholder of this Agreement and the Related Documents to which it is a party, the consummation by such Stockholder of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, nor compliance by such Stockholder with any provision hereof or thereof will (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of or a loss of any material benefit under, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties of such Stockholder under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (i) the Organizational Documents of such Stockholder or (ii) any material Contract to which such Stockholder is a party, or by which such Stockholder or any of its properties is bound or (b) violate any Laws applicable to such Stockholder or any of its properties.

3.4     CONSENTS.

        Except as set forth on SCHEDULE 3.4, neither the execution, delivery and performance of this Agreement and the Related Documents to which such Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby, will require any Permit, consent or other action by, or filing with or notification to, any Governmental Authority or other Person, except (i) the notification requirements of the HSR Act, (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not have a material adverse effect on the ability of such Stockholder to perform its obligations under this Agreement, and (iii) as may be necessary as a result of any facts or circumstances relating solely to the Buyer.

3.5     BROKERS; NO OTHER POTENTIAL TRANSACTIONS.

        Except for the fee payable to JPMSI, which shall be paid by the Company, neither such Stockholder, nor any of its officers, directors, consultants, agents or employees (or any Affiliates of the foregoing) has employed any broker or finder or incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement or the Related Documents. Neither such Stockholder nor any of its officers, directors, consultants, agents or employees (or any Affiliate of the foregoing) is bound to negotiate or otherwise party to any Contract relating to a Potential Transaction with any other Person.

3.6     TAX MATTERS.

        Such Stockholder is not a foreign Person within the meaning of
Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code, and the Buyer has been furnished pursuant to Section 1445 of the Code with a true and accurate certificate (a "SECTION 1445 CERTIFICATE") of such Stockholder so stating such that the Company is not required to withhold any of the Aggregate Redemption Price.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                The Buyer hereby makes to the Company and the Stockholders the representations and warranties contained in this ARTICLE IV as of the date hereof and as of the Closing Date.

4.1     EXISTENCE; GOOD STANDING; AUTHORITY.

                (a) The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly licensed or qualified to do business as a foreign limited liability company and is in good standing under the laws of any other jurisdiction in which the character of the properties owned or leased by it therein or in which the transactions of its business makes such qualification necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement. The Buyer has all requisite limited liability company power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

                (b) The Buyer has the limited liability company power and authority to execute and deliver this Agreement and the Closing Documents to which it is a party, and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Closing Documents to which it is a party, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite limited liability company action on the part of the Buyer, and no other limited liability company proceedings on the part of the Buyer are required to authorize this Agreement or the Closing Documents to which it is a party, or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery of this Agreement by the other parties to this Agreement, constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar Laws affecting creditors' rights generally or by general equitable principles.

4.2     NO CONFLICT.

        Neither the execution and delivery by the Buyer of this Agreement and the Closing Documents to which it is a party, the consummation by the Buyer of the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof, nor compliance by the Buyer with any provision hereof or thereof will (a) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of or a loss of any material benefit under, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties of the Buyer under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (i) the Organizational Documents of the Buyer or (ii) any Contract to which the Buyer is a party, or by which the Buyer or any of its properties is bound or (b) violate any Laws applicable to the Buyer or any of its properties.

4.3     CONSENTS AND APPROVALS.

        Except as set forth on SCHEDULE 4.3, neither the execution, delivery and performance of this Agreement and the Closing Documents to which the Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby, will require any Permit, consent or other action by, or filing with or notification to, any Governmental Authority or other Person, except (i) the notification requirements of the HSR Act, and (ii) as may be necessary as a result of any facts or circumstances relating solely to the other parties hereto.

4.4     LITIGATION.

        There is no (a) Proceeding pending or, to the Buyer's knowledge, threatened, against the Buyer before or by any Governmental Authority or (b) Order of any Governmental Authority against the Buyer, which, if adversely determined, would delay or prevent the consummation of the transactions contemplated by this Agreement, or would have a material adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

4.5     FINANCING.

        The Buyer has received a letter of commitment dated as of June 6, 2002 from JPMSI, JPMorgan Chase Bank, General Electric Capital Corporation, UBS AG, Stanford Branch, Wachovia Securities and Wachovia Bank, National Association with respect to financing the transactions contemplated by this Agreement, a true and correct copy of which is attached hereto as EXHIBIT E, and has provided such letter to the Company.

4.6     BROKERS.

        Neither the Buyer nor any of its officers, directors, consultants, agents or employees (or any Affiliates of the foregoing) has employed any broker or finder or incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

4.7     ACCREDITED INVESTOR; KNOWLEDGEABLE INVESTOR.

        The Buyer is an "accredited investor" as such term is defined in Rule 501 under the Securities Act. The Buyer is acquiring the Purchased Shares for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof except pursuant to a registration or an available exemption. The Buyer acknowledges that the Purchased Shares to be acquired by the Buyer pursuant to the transactions contemplated hereby have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and the securities laws of any applicable state or other jurisdiction or an exemption from such registration is available. By reason of the Buyer's business and financial experience, and the business and financial experience of those Persons retained by the Buyer to advise it in connection with the transactions contemplated by this Agreement, the Buyer has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is (and will be) able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

                                    ARTICLE V

        CERTAIN COVENANTS OF THE BUYER, THE COMPANY AND THE STOCKHOLDERS

5.1     AFFIRMATIVE COVENANTS.

        The Company and its Subsidiaries shall, and the Stockholders agree that, between the date hereof and the Closing (the "TRANSITION PERIOD"), they shall cause the Company and its Subsidiaries to operate, in the ordinary course of business, consistent with past practice, except as described in SCHEDULE 5.1 or as otherwise contemplated by this Agreement. Without limiting

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

the generality of the foregoing, the Stockholders shall cause the Company and each of its Subsidiaries to:

                (a) on or prior to the Closing Date, deliver to the Buyer true, correct and complete copies of SCHEDULES 2.18 and 2.19, in each case as such Schedules have been updated to provide the information requested by SECTIONS 2.18 and 2.19 as of a date that is not earlier than the seventh Business Day prior to the Closing Date;

                (b) as promptly as practicable, cause the Company and its Subsidiaries to make all filings with Governmental Authorities and provide all other notices and take such other actions necessary to cause the dissolution of those Subsidiaries set forth on SCHEDULE 5.1(b) (the "INACTIVE SUBSIDIARIES");

                (c) maintain its assets in customary repair, order and condition, replace, in accordance with past practice, inoperable, worn out or obsolete assets with assets of comparable quality and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date for which the Company is insured or the condemnation of any assets or properties, either repair or replace such assets or property in a manner agreed to by the Buyer or, if the Buyer shall direct, retain such insurance or condemnation proceeds;

                (d) furnish to the Buyer as soon as available, but in any event within thirty (30) days of each calendar month, the unaudited consolidated balance sheets and income statements of the Company and its Subsidiaries (all to be prepared in accordance with GAAP consistently applied) showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; and

                (e) promptly after acquiring Knowledge thereof, inform the Buyer in writing of any material variances from the representations and warranties contained in this Agreement or the Related Documents.

5.2     NEGATIVE COVENANTS.

        During the Transition Period, without the prior written consent of the Buyer, except as expressly contemplated by this Agreement or any Related Document, the Company shall not, and it shall cause each Subsidiary not to:

                (a) enter into, amend or otherwise modify, or waive any material provision of, any Contract (or series of related Contracts) that requires expenditures in excess of $50,000 individually, or $100,000 in the aggregate;

                (b) permit any Capital Expenditures and commitments therefor in excess of $150,000, individually, or $250,000 in the aggregate;

                (c) change its authorized or issued capital stock or other equity interests; issue or grant any debt security, warrant, option, right to purchase or similar right regarding the capital stock or other equity interests; grant any registration rights; purchase, redeem, retire, or otherwise acquire any such debt securities, capital stock or equity interests; declare or pay any dividend or make any other distribution or payment in respect of its capital stock or other equity interests; split, combine or reclassify its capital stock or other equity interests; issue or authorize or propose the issuance or authorization of debt securities, capital stock or other equity interests in respect of, in lieu of, or in substitution for shares of capital stock or other equity interest; or impose any Encumbrance on any such shares of capital stock or other equity interests;

                (d)     amend its Organizational Documents;

                (e) pay any bonuses, or increase salaries or other compensation, to any of its directors, officers, consultants or employees, except for bonus awards and increases in salaries or other compensation made in the ordinary course of business consistent with past practice; enter into any employment, severance, or similar Contract with any director, officer, consultant or employee of the Company or any Subsidiary involving any payments for an amount in excess of $150,000, individually, or $750,000, in the aggregate, enter into any other transaction or Contract with any Stockholder, director, officer, employee or Affiliate of the Company or any Subsidiary, or enter into any collective bargaining agreement;

                (f) make any loan, advance or capital contribution to or cash investment in any Person, other than advances to employees in the ordinary course of business for travel and similar business expenses;

                (g) adopt, or increase, accelerate or modify the schedule of payments or benefits under, any Benefit Plan, for or with any director, officer, consultant, agent or employee, other than in the ordinary course of business, consistent with past practice;

                (h) sell, transfer, license, pledge, mortgage, encumber or otherwise dispose of tangible or intangible assets having a fair market value in excess of $50,000, individually, or $100,000 in the aggregate; or create or suffer to exist any Encumbrance on any of its material assets or properties, other than Permitted Encumbrances;

                (i) except as set forth on SCHEDULE 5.2(i), acquire or agree to acquire, by merging or consolidating with, or by purchasing any material portion of the capital stock, other equity interests or assets of, or by any other manner, any business or any Person or division thereof;

                (j) terminate or not renew any Contract or agreement with clinics, medical or healthcare providers, health maintenance organizations or other customers or third party payors, or any reimbursement arrangement related thereto having a fair market value in excess of $50,000, individually, or $100,000, in the aggregate;

                (k) except as set forth on SCHEDULE 5.2(k), incur indebtedness or guarantee any indebtedness of any third party, other than in the ordinary course of business and with respect to indebtedness having an aggregate outstanding principal amount not in excess of $50,000;

                (l) write-down or write-up the value of any asset by more than $50,000, individually, or $100,000 in the aggregate;

                (m) write-off any accounts receivable or notes receivable for a principal amount in excess of $50,000, individually, or $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

                (n) delay or postpone the payment of accounts payable and other obligations and Liabilities or accelerate the collection of accounts receivable, other than in the ordinary course of business, consistent with past practice;

                (o) change its accounting methods or principles or change its depreciation or amortization policies or rates theretofore adopted;

                (p) terminate the employment of any officer (including any Executive) of the Company or any Subsidiary;

                (q) except as set forth on SCHEDULE 5.2(q), commence any litigation asserting damages, claims or losses in excess of $50,000, individually, or $100,000, in the aggregate against any other Person other than in the ordinary course of business consistent with past practice;

                (r) intentionally discourage customers, employees, suppliers, lessors, and other associates of the Company and its Subsidiaries from maintaining the materially same business relationships with the Company and its Subsidiaries after the date of this Agreement as were maintained prior to the date of this Agreement;

                (s) create any Person that would constitute a Subsidiary or enter into any partnership or joint venture; or

                (t) enter into a Contract to do any of the actions described in CLAUSES (a) through (s) above.

5.3     INVESTIGATION.

        Each of the parties hereto hereby acknowledges and agrees that it does not make, and has not made, any representations or warranties in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement or the Related Documents.

5.4     ACCESS TO INFORMATION.

                (a) Without undue disruption of its business, the Company and its Subsidiaries shall give the Buyer and its Affiliates, officers, employees, accountants, counsel, financial advisers and other representatives reasonable access upon reasonable notice and during times mutually convenient to the Buyer and senior management of the Company to the facilities, properties, employees, Contracts, commitments, personnel, books, and records of the business as from time to time may be reasonably requested. The Buyer will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any and all information received from the Company and its Subsidiaries, directly or indirectly, in confidence, according to the terms of the Confidentiality Agreement.

                (b) The Buyer's investigation shall not unreasonably interfere with any of the businesses or operations of the Company or its Subsidiaries. The Buyer shall not, prior to the Closing Date, have any contact whatsoever with respect to the Company or its Subsidiaries or with respect to the transactions contemplated by this Agreement with any partner, lender, ground lessor, vendor, supplier, employee or consultant of the Company or any of its Subsidiaries, except in consultation with the Company and the Stockholders' Representative and then only with the express prior approval of the Company and the Stockholders' Representative, which approval shall not be unreasonably withheld. All requests by the Buyer for access or information shall be submitted or directed exclusively to an individual or individuals to be designated by the Company and the Stockholders' Representative. The Buyer shall not be permitted to conduct any invasive tests on any Leased Real Property or Owned Real Property without the Company's prior written consent.

5.5     CONFIDENTIALITY.

        The parties shall adhere to the terms and conditions of that certain Confidentiality Agreement, dated January 2, 2002 by and between the Company and the Buyer (the "CONFIDENTIALITY AGREEMENT") attached hereto as EXHIBIT F.

5.6     REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.

        The Company and the Stockholders shall use their commercially reasonable efforts to obtain the authorizations, consents, Orders and approvals necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Related Documents. If required by the HSR Act and if the appropriate filing of a Notification and Report Form pursuant to the HSR Act has not been filed prior to date hereof, each party hereto agrees to make an appropriate filing of a Notification and Report Form with respect to the transactions contemplated by this Agreement within ten (10) Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals. The Buyer shall pay the HSR filing fee.

5.7     FURTHER ACTION.

        Each of the parties hereto shall use its respective commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things necessary, proper or advisable (including in connection with the obtaining of all necessary consents of third parties listed in SCHEDULES 2.7(a) and (b)), and execute and deliver such documents and other papers (including with respect to the Financing), as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

5.8     PRESS RELEASES.

        Until such time as an initial, mutually agreed upon press release or other similar announcement has been made regarding the transactions contemplated hereby, the parties hereto will, and will cause each of their Affiliates to, maintain this Agreement confidential and will not, and will cause each of their Affiliates not to, issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that a party may, without the prior consent of the other parties hereto, issue or cause publication of any such press release or public announcement to the extent that such party is required to do so by Law or by the rules of any applicable self-regulatory organization and delivers to the other parties an opinion of legal counsel to such effect, in which event such party will use its commercially reasonable efforts to allow the other parties hereto reasonable time to comment on such press release or public announcement in advance of its issuance.

5.9     NO SOLICITATION.

                (a) During the Transition Period, the Company and the Stockholders shall, and shall cause their respective Affiliates, directors, officers, employees, agents and advisors (including JPMSI) (collectively, the "SELLER REPRESENTATIVES") to deal exclusively with the Buyer and its designated Affiliates and representatives regarding the acquisition of or investment in the Company, whether by way of merger, purchase of capital stock, purchase of assets or otherwise (a "POTENTIAL TRANSACTION") and, without the prior written consent of the Buyer, the Company and the Stockholders shall not, and shall cause the Seller Representatives not to, (i) solicit, initiate or otherwise engage in negotiations, discussions or any other communications with any Person (whether such negotiations are initiated by the Company, a Stockholder, a Seller Representative or otherwise), other than the Buyer and its designated Affiliates and representatives relating to a Potential Transaction, (ii) provide information or documentation with respect to the Company relating to a Potential Transaction to any Person, other than the Buyer and its designated Affiliates and representatives or (iii) enter into an agreement with any Person, other than the Buyer or its designated Affiliates, providing for any Potential Transaction. If the Company, a Stockholder or any Seller Representative receives an unsolicited inquiry, offer or proposal relating to any of the above, the Company, such Stockholder or such Seller Representative shall immediately notify the Buyer thereof, including information as to the contents and terms of such inquiry, offer or proposal.

                (b) From the date of this Agreement until the earlier of the Closing or one year from the date of this Agreement, the Buyer shall not, and shall ensure that its directors, officers, employees, partners, agents, Affiliates, advisers or representatives shall not, directly or indirectly, (i) solicit for employment or employ any employee, officer (including any Executive) or consultant of the Company or any Subsidiary, or (ii) encourage, induce or attempt to induce any employee, officer (including any Executive) or consultant of the Company or any of its Subsidiaries to terminate his or her employment with the Company or any of its Subsidiaries (it being understood that a reply to a general solicitation or advertisement by any such employee, officer or consultant shall not constitute a violation of this SECTION 5.9(b)).

5.10    FUNDED INDEBTEDNESS AND CAPITAL LEASE OBLIGATIONS.

        On the date hereof, the Company shall deliver SCHEDULE 5.10 to the Buyer. SCHEDULE 5.10 shall set forth, as of June 30, 2002, a true, correct and complete list of all of the outstanding Funded Indebtedness and Capital Lease Obligations of the Company and its Subsidiaries as of the date hereof and shall be certified by the Chief Financial Officer of the Company to such effect. On the Closing Date, the Company shall deliver an updated SCHEDULE 5.10 to the Buyer and the Lender, which shall set forth a true, correct and complete list of all of the outstanding Funded Indebtedness and Capital Lease Obligations of the Company and its Subsidiaries as of immediately prior to the Closing and before giving effect to SECTION 1.7 and shall be certified by the Chief Financial Officer of the Company to such effect.

5.11    USE OF NAME.

        The Stockholders shall not allege or assert that the name "MedQuest", "MQ Associates" or any variant thereof (the "NAMES") has not become distinctive and unique and none of the Stockholders shall allege or assert that the Names have not obtained secondary meaning, identifying the Names or any variant thereof as the source of services associated with such Name. Other than the TA Entities, the Stockholders undertake in this Agreement as a matter of contract to refrain from, (A) owning any interest, directly or indirectly, in, or becoming associated with or otherwise lending any aid or support to, any Person (other than the Company, the Buyer or any Affiliate thereof) using the Names or
(B) performing any service or offering any goods identified with the Names in a manner that is likely to cause confusion in the minds of ordinary purchasers, except on behalf of the Company, the Buyer or any Affiliate thereof. In connection therewith, it is agreed that the undertaking under this SECTION 5.11 is of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this SECTION 5.11 would cause the Company, the Buyer and their Affiliates irreparable harm. In the event of any such breach, the Company and the Buyer shall be entitled, as a matter of right, to injunctive and other equitable relief without waiving any other rights which they may have to damages or otherwise.

5.12    TAXES.

        Neither the Company nor any Subsidiary (or any member of the Company Tax Group) shall make any material Tax election, settle or compromise any Liability for Taxes or, other than in the ordinary course of business or as contemplated by this Agreement, engage in any transaction or operate the business in a manner that would directly or indirectly result in any Liability for Taxes of the Company or any Subsidiary.

5.13    CREATION OF MEDQUEST, INC.

        No later than three (3) Business Days prior to the Closing Date, the Company shall organize a wholly-owned subsidiary, "MedQuest, Inc.," a Delaware corporation, and shall transfer 100% of its ownership interests in each of its Subsidiaries to MedQuest, Inc., such transfer to be completed in a manner satisfactory to the Buyer and the Lenders.

5.14    OPTION PLAN.

        As promptly as practicable following the Closing Date, the Company shall adopt a stock option plan (the "2002 OPTION PLAN"), the material terms of which shall be as set forth on EXHIBIT G and with such other terms as shall be determined by the Board of Directors of the Company.

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

5.15    UPDATED FINANCIALS.

        As promptly as practicable, but in no event later than ten (10) Business Days from the date hereof, the Company shall provide to the Buyer a true and correct copy of the unaudited consolidated balance sheet of the Company as of each of April 30, 2002 and May 31, 2002, and the related statements of income, shareholders' equity and cash flows for the respective fiscal periods then ended. As promptly as practicable, but in no event later than ten (10) Business Days prior to the Closing Date, the Company shall provide to the Buyer a true and correct copy of the unaudited consolidated balance sheet of the Company as of June 30, 2002, and the related statements of income, shareholders' equity and cash flows for the period then ended, and such balance sheet shall include a reserve in the amount of $250,000 for Liabilities in connection with the Siemens Matter (the "SIEMENS RESERVE").

                                   ARTICLE VI

                                EMPLOYEE MATTERS

6.1     EMPLOYEES.

                (a) Following the Closing, the Buyer shall cause the Company to ensure that all persons (other than Company Employees who are party to written employment agreements, which agreements shall govern the employment terms of such Company Employees) who were employed by the Company and its Subsidiaries immediately preceding the Closing Date, including those on vacation, leave of absence or disability (the "COMPANY EMPLOYEES"), will remain employed in a comparable position on and immediately after the Closing Date, at not less than the same base rate of pay for at least 180 days after the Closing Date; PROVIDED, HOWEVER, that nothing contained herein shall prevent the Company from treating all Company Employees (other than Company Employees who are party to written employment agreements with the Company) as at-will employees, or taking such employment actions as necessary in the ordinary course of business. At any time prior to 180 days after the Closing Date, the Company shall not and the Buyer shall cause the Company to not effectuate a "mass layoff" or "plant closing" as such terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN"), or comparable conduct under any applicable state Law, affecting in whole or in part any facility, site of employment, operating unit or employee of the Company or any of its Subsidiaries without complying fully with the requirements of WARN.

                (b) To the extent that service is relevant for purposes of eligibility, vesting, calculation of any benefit, or benefit accrual under any employee benefit plan, program or arrangement established or maintained by the Company (other than any defined benefit pension plan) following the Closing Date for the benefit of Company Employees, such plan, program or arrangement shall credit such employees for service on or prior to the Closing Date that was recognized by the Company, as the case may be, for purposes of employee benefit plans, programs or arrangements maintained by any of them. In addition, with respect to any welfare benefit plan (as defined in Section 3(l) of ERISA) established or maintained by the Company following the Closing Date for the benefit of Company Employees, such plan shall waive any pre-existing condition exclusions and provide that any covered expenses incurred on or before the Closing Date by an Company Employee or by a covered dependent shall be taken into account for purposes of satisfying applicable deductible coinsurance and maximum out-of-pocket provisions after the Closing Date.

6.2     EMPLOYEE BENEFITS.

        Following the Closing until the date that is twelve (12) months following the Closing Date, the Buyer shall cause the Company to provide the Company Employees with benefits (including retirement and welfare benefits) that are substantially comparable, in the aggregate, to the benefits provided under the Benefit Plans as in effect immediately prior to the Closing Date.

6.3     OTHER EMPLOYEE BENEFITS.

        From and after the Closing Date, the Buyer shall cause the Company and its Subsidiaries to honor in accordance with their terms all of the written severance arrangements set forth on SCHEDULE 6.3 between the Company or any Subsidiary and their respective employees.

6.4     BENEFIT PLAN CORRECTIONS.

        Prior to the Closing Date, the Company and its Subsidiaries shall take all action required to bring each Benefit Plan into compliance with the Annual Report (IRS Form 5500) reporting and filing requirements, including taking all corrective action required pursuant to the Department of Labor's Delinquent Filer Voluntary Compliance Program. The Company shall provide the Buyer with written confirmation that all such corrections have been completed prior to the Closing Date.

6.5     NO THIRD PARTY BENEFICIARIES.

        Notwithstanding anything else contained herein to the contrary, nothing in this ARTICLE VI shall be construed to create any third party beneficiary rights in any Person who is not a party to this Agreement.

                                   ARTICLE VII

                                   TAX MATTERS

7.1     CONVEYANCE TAXES; COSTS.

        The Company shall be liable for and shall hold the Buyer and the Stockholders harmless against any transfer, value added, excise, stock transfer, stamp, recording, registration and any similar Taxes that become payable in connection with the Purchase, and the applicable parties shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

        Each Stockholder shall be liable for and shall hold the Company and the Buyer harmless against any transfer, value added, excise, stock transfer, stamp, recording, registration and any similar Taxes that become payable in connection with the Redemption, and the applicable parties shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure.

7.2     TREATMENT OF INDEMNITY PAYMENTS.

        Any indemnity payments made pursuant to SECTION 9.3 shall, (i) to the extent made between the Company and the Stockholders, be treated for all Tax purposes as an adjustment to the Aggregate Redemption Price, (ii) to the extent made between the Company and the Buyer, be treated for all Tax purposes as an adjustment to the Aggregate Purchase Price and (iii) to the extent made between the Buyer and the Stockholders, be treated for all Tax purposes as an adjustment to the Aggregate Redemption Price and the Aggregate Purchase Price, in each case unless a final determination by a Governmental Authority (which shall include the execution of Form 870-AD and the resolution of which shall be treated as a Third Party Claim subject to the provisions of SECTIONS 9.2(j) - 9.2(l)) and 9.3(g) - 9.3(i), as applicable) requires otherwise. For purposes of SECTION 9.2(i), (i) the Tax costs of a Buyer Indemnified Party shall in no event include any Tax costs as a result of such Buyer Indemnified Party's receipt of all or any part of any payment that is properly treated as a reduction in the Aggregate Redemption Price and (ii) the Tax costs of a Stockholder Indemnified Party shall in no event include any Tax costs as a result of such Stockholder Indemnified Party's receipt of all or any part of any payment that is properly treated as a reduction in the Aggregate Purchase Price.

7.3     PAYMENT OF DELINQUENT TAXES.

        Prior to the Closing, the Company and its Subsidiaries shall have paid all then delinquent and past due Taxes to the applicable Governmental Authority to which such Taxes are owed and shall have provided the Buyer with evidence of such payments.

7.4     RESPONSIBILITY FOR FILING TAX RETURNS.

        The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for any Straddle Period. The Buyer shall permit the Stockholders' Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing and shall make such reasonable revisions to such Tax Returns as are reasonably requested by the Stockholders' Representative at the direction of the Majority Stockholders.

7.5     PAYMENT OF COVERED TAXES.

        The Company will pay or cause to be paid all Taxes required to be paid on or prior to the Closing Date by the Company Tax Group pursuant to any Tax Return of the Company Tax Group.

7.6     REFUNDS AND TAX BENEFITS.

        Any Tax refunds that the Buyer or the Company or its Subsidiaries have received, and any amounts credited against Taxes that the Buyer or the Company or its Subsidiaries have become entitled to, shall, if such amounts or credits relate to Tax periods ending on or before the Closing Date or which include the Closing Date, be for the account of the Stockholders (except for Tax periods which include but do not end on the Closing Date, in which case such amounts or credits will be equitably allocated to the Stockholders based on the nature of the Tax to which the refund or credit relates), and the Company shall pay over to the Stockholders' Representative any such refund or the amount of any such credit within fifteen (15) Business Days after (i) in the case of a refund, receipt thereof, or (ii) in the case of a credit, the Buyer determines that such credit actually reduced Tax payments to be made in a post-Closing Tax period. Notwithstanding anything to the contrary contained in this SECTION 7.6,
(i) this SECTION 7.6 shall not apply to refunds or credits resulting from the carry back of losses incurred or accrued from a Taxable year that ends after the Closing Date to a Taxable year ending on or prior to the Closing Date and (ii) neither the Buyer, the Company nor any Subsidiary shall have an obligation to make a payment pursuant to this SECTION 7.6 until the aggregate amount of all such refunds and credits (that actually reduce Tax payments) actually received by the Buyer, the Company or any Subsidiary, which refunds and credits (that actually reduce Tax payments) actually received by the Buyer, the Company or any Subsidiary would otherwise be payable pursuant to this SECTION 7.6, on a cumulative basis exceeds $2,000,000, and then only to the extent the amount of such aggregate refunds and credits (that actually reduce Tax payments) exceeds such amount. The Buyer and the Company or its Subsidiaries will at the request of the Stockholders' Representatives use commercially reasonable efforts to obtain any Tax refund or credit, the benefit of which the Stockholders may be entitled (in whole or in part) and of which the Buyer, the Company or its Subsidiaries become aware, with expenses to be borne in proportion to the benefits received.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

8.1     CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.

                (a) The obligations of the Company and the Stockholders to fulfill their respective obligations hereunder and consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                          (i) COVENANTS. All covenants contained in this Agreement or any Closing Document to be complied with by the Buyer at or before the Closing shall have been complied with by the Buyer at or before the Closing, in all respects, and the Company shall have received a certificate of the Buyer to such effect signed by a duly authorized officer of the Buyer;

                         (ii) REPRESENTATIONS; WARRANTIES. Each of the representations and warranties of the Buyer contained in ARTICLE IV or any Closing Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing (except for such representations and warranties that are made as of a date specified therein, which representations and warranties shall be true and correct in all material respects as of such date), and the Buyer shall have delivered to the Company a certificate of the Buyer dated as of the Closing

        Date and signed by a duly authorized officer of the Buyer to the effect that the statements set forth in this SECTION 8.1(a)(ii) above are true and correct;

                        (iii) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Closing shall have expired or been terminated;

                         (iv) NO ORDER. No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated by this Agreement for the Closing illegal or otherwise restraining or prohibiting consummation of such transactions;

                          (v) CONSENTS. The Buyer shall have received the authorizations, Orders, approvals and consents of Governmental Authorities and third parties described in SCHEDULE 4.3, in form and substance reasonably satisfactory to the Company; and

                         (vi) SOLVENCY OPINION. The Company shall have received the opinion, dated as of the Closing Date, of David N. Deutsch & Company, LLC (the "SOLVENCY OPINION") that the transactions contemplated hereby do not render the Company and its Subsidiaries insolvent and do not otherwise "impair the capital of the corporation" within the meaning of Section 160(a) of the Delaware General Corporation Law, which opinion shall be substantially in the form of EXHIBIT H hereto.

8.2     CONDITIONS TO OBLIGATIONS OF THE BUYER.

                (a) The obligations of the Buyer to fulfill its obligations hereunder and consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

                           (i)  COVENANTS OF THE COMPANY. All covenants
        contained in this Agreement or any Closing Document to be complied with by the Company at or before the Closing shall have been complied with at or before the Closing, in all respects, and the Buyer shall have received a certificate of the Company to such effect signed by a duly authorized officer of the Company;

                          (ii) COVENANTS OF THE STOCKHOLDERS. All covenants contained in this Agreement or any Closing Document to be complied with by the Stockholders' Representatives and/or the Stockholders at or before the Closing shall have been complied with at or before the Closing, in all respects, and the Buyer shall have received a certificate from each such Stockholder to such effect;

                         (iii) REPRESENTATIONS; WARRANTIES OF THE COMPANY. Each of the representations and warranties of the Company contained in
        ARTICLE II or any Closing Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing (except for such representations and warranties that are made as of a date specified therein, which representations and warranties shall be true and correct in all material respects as of such date), and the Company shall have delivered to the Buyer a certificate of the Company's President and Chief Financial Officer dated as of the Closing Date to the effect that the statements set forth in this SECTION 8.2(a)(iii) above are true and correct;

                          (iv) REPRESENTATIONS; WARRANTIES OF THE STOCKHOLDERS. Each of the representations and warranties of the Stockholders contained in ARTICLE III or any Closing Document shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms as to materiality, which representations and warranties as so qualified shall be true in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing (except for such representations and warranties that are made as of a date specified therein, which representations and warranties shall be true and correct in all material respects as of such date), and each Stockholder shall have delivered to the Buyer a certificate of such Stockholder (or, as applicable, a duly authorized officer thereof) dated as of the Closing Date to the effect that the statements set forth in this SECTION 8.2(a)(iv) above are true and correct with respect to such Stockholder;

                           (v) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions to be consummated at the Closing shall have expired or been terminated;

                          (vi) NO ORDER. No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement for the Closing illegal or otherwise restraining or prohibiting consummation of such transactions;

                         (vii) CONSENTS. The Stockholders and the Company, as applicable, shall have received the authorizations, Orders, approvals and consents of Governmental Authorities and third parties described in SCHEDULES 2.7(a) and 2.7(b) in form and substance reasonably satisfactory to the Buyer;

                        (viii) ABSENCE OF MATERIAL ADVERSE CHANGE. Since the Latest Balance Sheet Date, there shall have been no Material Adverse Change with respect to the Company, the Subsidiaries or their respective businesses;

                          (ix) DISSOLUTION OF INACTIVE SUBSIDIARIES. The Company and it Subsidiaries shall have taken the actions required pursuant to SECTION 5.1(b); and

                           (x) SOLVENCY OPINION. The Company shall have received the Solvency Opinion.

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

                                   ARTICLE IX

                                 INDEMNIFICATION

9.1     SURVIVAL.

        Subject to the limitations and other provisions of this Agreement, the representations and warranties of the Company, the Stockholders and the Buyer contained in this Agreement or any Closing Document shall survive the Closing Date until the date that is fifteen (15) months following the Closing Date; PROVIDED, HOWEVER, that (i) the representations and warranties of the Company contained in SECTIONS 2.1(c), 2.2, and 2.17, the representations and warranties of the Stockholders contained in SECTIONS 3.1, 3.2(b) and 3.5 (such representations and warranties of the Stockholders, the "EXCLUDED STOCKHOLDER REPRESENTATIONS"), and the representations and warranties of the Buyer contained in SECTIONS 4.1(b), 4.6 and 4.7 (such representations and warranties of the Buyer, the "EXCLUDED BUYER REPRESENTATIONS") shall survive the Closing Date without any time limit, (ii) the representations and warranties of the Company set forth in SECTIONS 2.9, 2.24, 2.27 and 2.28 shall survive the Closing Date until the date that is 30 days after the expiration of the statute of limitations, if any, applicable to the matters set forth in such respective representation or warranty and (iii) the representations and warranties of the Company set forth in SECTIONS 2.10 and 2.15 shall survive the Closing Date until the date that is 36 months following the Closing Date. The covenants and other agreements of the parties contained in this Agreement and the Closing Documents shall survive the Closing Date until they are otherwise terminated, whether by their terms or as a matter of applicable Law. For convenience of reference, the date upon which any representation, warranty, covenant or other agreement contained herein shall terminate, if any, is referred to herein as the "SURVIVAL DATE".

9.2     INDEMNIFICATION BY THE STOCKHOLDERS.

                (a) Subject to the limitations and other provisions of this Agreement, each Stockholder shall, severally (on a PRO RATA basis based on its respective Stockholder Percentage) and not jointly, indemnify the Buyer and its respective Affiliates (which, following the Closing, shall include the Company and its Subsidiaries), officers, directors, employees, stockholders, partners, members, managers, agents and representatives (each a "BUYER INDEMNIFIED PARTY") against and hold them harmless from all Losses arising out of, relating to or otherwise in respect of:

                          (i) any breach of any representation or warranty of the Company or any of its Subsidiaries contained in this Agreement or any Closing Document delivered by the Company or any Subsidiary at or prior to the Closing;

                         (ii) any breach of any covenant or agreement of the Company, any of its Subsidiaries or the Stockholders' Representative in this Agreement or any Closing Document delivered by the Company, any Subsidiary or the Stockholders' Representative at or prior to the Closing;

                        (iii) the assertion of any claim, demand or Liability against any Buyer Indemnified Party arising from or in connection with any assertion by any current or former stockholder, warrantholder, optionholder or other securityholder of the Company or any of its Subsidiaries or the respective heirs, representatives or estate thereof of any impropriety with respect to any actions or transactions of or involving the Company or any of its Subsidiaries prior to or at the Closing (including the actions and transactions contemplated by this Agreement and the Closing Documents);

                         (iv)   the Company's practice of allocating
        administrative fees to its Subsidiaries, including Losses (but limited in the case of any increased Tax liability or restatement of Taxes to Losses for pre-Closing Tax periods only) arising out of, relating to or otherwise in respect of the Company's failure to maintain formal agreements with the Subsidiaries with respect thereto;

                          (v) item #2 set forth on SCHEDULE 2.5 hereto regarding the Company's dispute with Siemens Medical (the "SIEMENS MATTER");

                         (vi)   the Undisclosed Returns; and

                        (vii) any InMed Proceedings in excess of the InMed Reserve Amount.

                (b) Subject to the limitations and other provisions of this Agreement, each Stockholder shall, severally and not jointly, indemnify the Buyer Indemnified Parties against and hold them harmless from all Losses arising out of, relating to or otherwise in respect of:

                         (i) any breach of any representation or warranty of such Stockholder contained in ARTICLE III or any Closing Document delivered by such Stockholder at or prior to the Closing; and

                        (ii) any breach of any covenant or agreement of such Stockholder in this Agreement or any Closing Document delivered by such Stockholder at or prior to the Closing.

                (c) Subject to the limitations and other provisions of this Agreement, (i) the indemnification obligations of the Stockholders (A) pursuant to SECTIONS 9.2(a)(i) and (b)(i) shall not be effective until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to SECTIONS 9.2(a)(i) and (b)(i) on a cumulative basis exceeds $2,000,000 (the "THRESHOLD AMOUNT") and then only to the extent the amount of such aggregate Losses exceeds the Threshold Amount and (B) pursuant to SECTION 9.2(a)(v) shall not be effective until the aggregate amount of such Losses exceeds the Siemens Reserve, and (ii) the Stockholders shall not be obligated to indemnify any Buyer Indemnified Party pursuant to SECTIONS 9.2(a)(i), 9.2(a)(iv), 9.2(a)(v) and
(b)(i) for the aggregate amount of Losses that exceeds the Threshold Amount by more than $20,000,000 (the "MAXIMUM AMOUNT").

                (d) Notwithstanding anything contained herein to the contrary, but subject to the limitations set forth in SECTION 9.2(g), in no event shall the limitations set forth above in SECTION 9.2(c) apply to the rights of the Buyer Indemnified Parties to be indemnified by a Stockholder pursuant to:

                         (i)    SECTION 9.2(a)(i) with respect to any
        representation or warranty of the Company contained in SECTIONS 2.1(c), 2.2, 2.9, 2.17, 2.24, or 2.27 (such representations and warranties of the Company, the "EXCLUDED COMPANY REPRESENTATIONS"); PROVIDED, HOWEVER, that the right of the Buyer Indemnified Parties to be indemnified pursuant to SECTION 9.2(a)(i) with respect to any representation or warranty contained in SECTION 2.9 (other than SECTION 2.9(a)(xviii)) shall be subject to the Threshold Amount; or

                        (ii) any claim arising from the fraud or willful breach by the Company, any Subsidiary or the Stockholders' Representative of any term or provision of this Agreement or any Closing Document delivered by the Company, any Subsidiary or the Stockholders' Representative at or prior to the Closing.

                (e) Notwithstanding anything contained herein to the contrary, in no event shall the limitations set forth above in SECTION 9.2(c) apply to the rights of the Buyer Indemnified Parties to be indemnified by a Stockholder pursuant to:

                         (i) SECTION 9.2(b)(i) with respect to any Excluded Stockholder Representations; or

                        (ii) any claim arising from the fraud or willful breach by such Stockholder of any term or provision of this Agreement or any Closing Document delivered by such Stockholder at or prior to the Closing.

                (f)     Notwithstanding the limitation set forth in
SECTION 9.2(c)(ii) as it may apply to SECTION 9.2(a)(i) with respect to the representations and warranties contained in SECTION 2.28, the Stockholders shall not be obligated to indemnify any Buyer Indemnified Party pursuant to SECTION 9.2(a)(i) with respect to any representation or warranty contained in SECTION
2.28 for the aggregate amount of Losses relating thereto that, (i) at any time on or prior to the third anniversary of the Closing Date, exceeds the Threshold Amount by the SECTION 2.28 Aggregate Amount, and (ii) at any time following the third anniversary of the Closing Date until the applicable Survival Date, exceeds the Threshold Amount by the Maximum Amount; PROVIDED, HOWEVER, that any such Losses shall be applied, first, to the SECTION 2.28 Additional Amount and, second, to the Maximum Amount; and PROVIDED FURTHER, HOWEVER, that amount of the Maximum Amount available pursuant to CLAUSE (i) or (ii) above at any time shall be that amount of the Maximum Amount remaining after reduction for Losses, if any, for which the Buyer Indemnified Parties have been indemnified pursuant to the terms of this SECTION 9.2 as of such time and to which the Maximum Amount is otherwise applicable pursuant to this SECTION 9.2; and PROVIDED FURTHER STILL, that the limitations set forth in THIS PARAGRAPH (f) shall not apply to the extent that the right of any Buyer Indemnified Party to be indemnified for Losses pursuant to SECTION 9.2(a)(i) with respect to any representation or warranty contained in SECTION 2.28 arises out of, is related to or is otherwise in respect of, the intentional or fraudulent acts of the Company, any Subsidiary or any Stockholder.

                (g) Notwithstanding any provision contained herein to the contrary, in no event shall any Stockholder be obligated to indemnify any Buyer Indemnified Party (i) pursuant to SECTION 9.2(a)(i) (other than with respect to Excluded Company Representations) or SECTION 9.2(b)(i) (other than with respect to Excluded Stockholder Representations) for Losses exceeding, in the aggregate, the amount equal to such Stockholder's Stockholder Percentage of (A) the Maximum Amount or (B) the SECTION 2.28 Aggregate Amount, as applicable, or (ii) pursuant to this ARTICLE IX for any Losses exceeding the amount equal to such Stockholder's Redeemed Shares Percentage of the Aggregate Redemption Price (including with respect to Excluded Company Representations and Excluded Stockholder Representations), and in no event shall any Stockholder other than the breaching Stockholder(s) be obligated to indemnify any Buyer Indemnified Party for Losses pursuant to SECTIONS 9.2(b).

                (h) No indemnification shall be payable to a Buyer Indemnified Party with respect to claims arising on or prior to the applicable Survival Date for which such Buyer Indemnified Party has not given notice to the Stockholders' Representative on or prior to the date that is ten (10) Business Days after the applicable Survival Date.

                (i) Payments by the Stockholders pursuant to SECTIONS 9.2(a) and (b) shall be (i) limited to the amount of any Losses that remain after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Buyer Indemnified Parties from any third party with respect thereto (after first deducting therefrom any expenses incurred by Buyer Indemnified Parties in pursuing the same), (ii) increased to take account of any net Tax cost incurred by the Buyer Indemnified Parties arising from the receipt or accrual of any payments hereunder (grossed up for such increase), and (iii) reduced to take account of any net Tax benefit realized by the Buyer Indemnified Parties arising from the deductibility of any such Loss or Tax. In computing the amount of any such Tax cost or Tax benefit, the Buyer Indemnified Parties shall be deemed to recognize all other items of income, gain, Loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder or the deductibility of any Loss. Any payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Buyer Indemnified Parties have actually realized such cost or benefit. For purposes of this Agreement, a Buyer Indemnified Party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Buyer Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Buyer Indemnified Party would have been required to pay but for the receipt or accrual of the payment or the deductibility of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination of a Governmental Authority (which shall include the execution of Form 870-AD or a successor form and the resolution of which shall be treated as a Third Party Claim subject to the provisions of SECTIONS 9.2(j) - (l)) with respect to the Buyer Indemnified Party's Liability for Taxes and, if necessary, each of the Buyer Indemnified Parties or Stockholder Indemnified Parties, as the case may be, shall make payments to the other to reflect such adjustment.

                (j) A Buyer Indemnified Party shall give the Stockholders' Representative written notice of any claim, assertion, event or proceeding by or in respect of a third party (each, a "THIRD PARTY CLAIM") as to which such Buyer Indemnified Party requests indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Buyer Indemnified Party learns of such Third Party Claim; PROVIDED, HOWEVER, that the failure to so notify the Stockholders'

Representative shall not affect rights to indemnification hereunder unless and only to the extent that the Stockholder Group is materially prejudiced by such failure.

                (k) If the Stockholders' Representative acknowledges in a writing delivered to Buyer Indemnified Party that the Stockholder Group is obligated under the terms of their indemnification obligations hereunder, then the Stockholders' Representative, in consultation with the Stockholders, shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably acceptable to Buyer Indemnified Party, the defense or settlement of any such Third Party Claim at their own expense; PROVIDED, HOWEVER, that the Stockholders' Representative shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) Buyer Indemnified Party shall have been advised by counsel that there are one or more legal or equitable defenses available to it that are different from or in addition to those available to the Stockholder Group, and, in the reasonable opinion of Buyer Indemnified Party, counsel for the Stockholder Group could not adequately represent the interests of Buyer Indemnified Party because such interests could be in conflict with those of the Stockholder Group, (ii) such Third Party Claim involves, or could have an effect on, any material matter beyond the scope of the indemnification obligation of the Stockholder Group as involves injunctive or other non-monetary relief or relates to Tax matters; or (iii) the Stockholders' Representative shall not have assumed the defense of the Third Party Claim in a timely fashion.

                (l) If the Stockholders' Representative elects to assume the defense of any such Third Party Claim (under circumstances in which the proviso in SECTION 9.2(j) is not applicable), the Stockholders' Representative shall consult with the Buyer Indemnified Party and such Buyer Indemnified Party may participate in such defense, but in such case the expenses of such Buyer Indemnified Party shall be paid by the Buyer Indemnified Party. The Buyer Indemnified Party shall provide the Stockholders' Representative with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise reasonably cooperate with the Stockholders' Representative in the defense or settlement thereof, and the Stockholders' Representative shall reimburse the Buyer Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. The Stockholders' Representative may not settle any such claim without the consent of the Majority Stockholders, which consent shall not be unreasonably withheld or delayed. If the Stockholders' Representative fails to defend a Third Party Claim, is otherwise restricted from so defending, or if, after commencing or undertaking any such defense, the Stockholders' Representative fails to prosecute or withdraw from such defense, the Buyer Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Stockholders' expense. If the Buyer Indemnified Party assumes the defense of any such Third Party Claim in accordance with the terms hereof and proposes to settle such Third Party Claim prior to a final judgment thereon or to forego any appeal with respect thereto, then the Buyer Indemnified Party shall give the Stockholders' Representative prompt written notice thereof, and may not settle such Third Party Claim or forego such an appeal without the consent of the Majority Stockholders, which consent shall not be unreasonably withheld or delayed, or unless a final judgment from which no appeal may be taken by or on behalf of the Stockholders is entered against the Stockholders for such Liability.

                (m) The Buyer hereby acknowledges and agrees that, from and after the Closing, its sole and exclusive remedy with respect to any and all monetary claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE IX.

                (n) The Buyer shall, and following the Closing shall take all commercially reasonable efforts to cause the Company and its Subsidiaries to, take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that would give rise to any such Losses.

9.3     INDEMNIFICATION BY THE BUYER.

                (a) Subject to the limitations and other provisions of this Agreement, the Buyer shall indemnify the Stockholders and their respective Affiliates, officers, directors, employees, stockholders, partners, members, managers, agents and representatives (each a "STOCKHOLDER INDEMNIFIED PARTY") against and hold them harmless from all Losses arising out of, relating to or otherwise in respect of:

                         (i) any breach of any representation or warranty of the Buyer contained in this Agreement or in any Closing Document delivered by the Buyer at or prior to the Closing; and

                        (ii) any breach of any covenant or agreement of the Buyer in this Agreement or any Closing Document delivered by the Buyer at or prior to the Closing.

                (b) Subject to the limitations and other provisions of this Agreement, (i) the indemnification obligations of the Buyer pursuant to SECTION 9.3(a)(i) shall not be effective until the aggregate dollar amount of all Losses that would otherwise be indemnifiable pursuant to SECTION 9.3(a)(i) exceeds the Threshold Amount, and then only to the extent the amount of such aggregate Losses exceeds the Threshold Amount, and (ii) the Buyer shall not be obligated to indemnify any Stockholder Indemnified Party pursuant to SECTION 9.3(a)(i) for the amount of Losses that exceed the Threshold Amount by more than the Maximum Amount.

                (c) Notwithstanding anything contained herein to the contrary, in no event shall the limitations set forth above in SECTION 9.3(b) apply to the rights of the Stockholder Indemnified Parties to be indemnified pursuant to:

                         (i) SECTION 9.3(a)(i) with respect to any Excluded Buyer Representation; or

                        (ii) any claim arising from the fraud or willful breach by the Buyer of any term or provision of this Agreement or any Closing Document delivered by the Buyer at or before the Closing.

                (d) In no event shall the Buyer be obligated to indemnify any Stockholder Indemnified Party pursuant to ARTICLE IX for Losses which, in the aggregate, exceed the Aggregate Purchase Price.

                (e) No indemnification shall be payable to a Stockholder Indemnified Party with respect to claims arising on or prior to the applicable Survival Date for which such Stockholder

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Indemnified Party has not given notice to the Buyer on or prior to the date that is ten (10) Business Days after the applicable Survival Date.

                (f) Payments by the Buyer pursuant to SECTION 9.3(a) shall be (i) limited to the amount of any Losses that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually recovered by the Stockholder Indemnified Parties from any third party with respect thereto (after first deducting therefrom any expenses incurred by the Stockholder Indemnified Parties in pursuing the same),
(ii) increased to take account of any net Tax cost incurred by the Stockholder Indemnified Parties arising from the receipt or accrual of any payments hereunder (grossed up for such increase), and (iii) reduced to take account of any net Tax benefit realized by the Stockholder Indemnified Parties arising from the deductibility of any such Loss or Tax. In computing the amount of any such Tax cost or Tax benefit, the Stockholder Indemnified Parties shall be deemed to recognize all other items of income, gain, Loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder or the deductibility of any Loss. Any payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Stockholder Indemnified Parties have actually realized such cost or benefit. For purposes of this Agreement, a Stockholder Indemnified Party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Stockholder Indemnified Party is increased above or reduced below, as the case may be, the amount of Taxes that such Stockholder Indemnified Party would have been required to pay but for the receipt or accrual of the payment or the deductibility of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination of a Governmental Authority (which shall include the execution of Form 870-AD or a successor form and the resolution of which shall be treated as a Third Party Claim subject to the provisions of SECTIONS 9.3(g) - (i)) with respect to the Stockholder Indemnified Party's Liability for Taxes and, if necessary, each of the Stockholder Indemnified Parties or Buyer Indemnified Parties, as the case may be, shall make payments to the other to reflect such adjustment.

                (g) The Stockholders' Representative shall give the Buyer written notice of any Third Party Claim as to which any Stockholder Indemnified Party may request indemnification hereunder or as to which the Threshold Amount may be applied as soon as is practicable and in any event within thirty (30) days of the time that such Stockholder Indemnified Party learns of such Third Party Claim; PROVIDED, HOWEVER, that the failure to so notify the Buyer shall not affect rights to indemnification hereunder unless and only to the extent that the Buyer is materially prejudiced by such failure.

                (h) If the Buyer acknowledges in a writing delivered to the Stockholders' Representative that the Buyer is obligated under the terms of its indemnification obligations hereunder, then the Buyer shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably acceptable to the Stockholders' Representative, the defense or settlement of any such Third Party Claim at its own expense; PROVIDED, HOWEVER, that the Buyer shall not have the right to assume the defense of any such Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Stockholders' Representative shall have been advised by counsel that there are one or more legal or equitable defenses available to the

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

Stockholder Indemnified Party that are different from or in addition to those available to the Buyer, and, in the reasonable opinion of the Stockholders' Representative, counsel for the Buyer could not adequately represent the interests of the Stockholder Indemnified Party because such interests could be in conflict with those of the Buyer, (ii) such Third Party Claim involves, or could have an effect on, any material matter beyond the scope of the indemnification obligation of the Buyer as involves injunctive or other non-monetary relief or relates to Tax matters or (iii) the Buyer shall not have assumed the defense of the Third Party Claim in a timely fashion.

                (i) If the Buyer elects to assume the defense of any such Third Party Claim (under circumstances in which the proviso in SECTION 9.3(h) is not applicable), the Buyer shall consult with the Stockholders' Representative and the Stockholders' Representative may participate in such defense, but in such case the expenses of the Stockholders' Representative shall be paid by the Stockholder Indemnified Parties. The Stockholders' Representative and the Stockholder Indemnified Parties shall provide the Buyer with reasonable access to their records and personnel relating to any such Third Party Claim during normal business hours and shall otherwise reasonably cooperate with the Buyer in the defense or settlement thereof, and the Buyer shall reimburse the Stockholder Indemnified Parties for all the reasonable out-of-pocket expenses of such Stockholder Indemnified Parties in connection therewith. If the Buyer fails to defend such a Third Party Claim, is otherwise restricted from so defending, or if, after commencing or undertaking any such defense, the Buyer fails to prosecute or withdraws from such defense, the Stockholders' Representative shall have the right to undertake the defense or settlement thereof, at the Buyer's expense. If the Stockholders' Representative assumes the defense of any such Third Party Claim in accordance with the terms hereof and proposes to settle such Third Party Claim prior to a final judgment thereon or to forego appeal with respect thereto, then the Stockholders' Representative shall give the Buyer prompt written notice thereof and may not settle such Third Party Claim or forego such an appeal without the consent of the Buyer, which consent shall not be unreasonably withheld or delayed, or unless a final judgment from which no appeal may be taken by or on behalf of the Buyer is entered against the Buyer for such Liability.

                (j) The Stockholders hereby acknowledge and agree that from and after the Closing, their sole and exclusive remedy with respect to any and all monetary claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE IX.

                (k) The Stockholders shall, and prior to the Closing shall take all commercially reasonable efforts to cause the Company and its Subsidiaries to, take all reasonable steps to mitigate Losses for which indemnification may be claimed pursuant to this Agreement upon and after becoming aware of any event that would give rise to any such Losses.

9.4     PAYMENT OF CLAIMS; RIGHT OF SET-OFF.

                (a) Each Stockholder's respective obligations to indemnify the Buyer Indemnified Parties pursuant to this ARTICLE IX shall be satisfied by such Stockholder by payment of cash to the appropriate Buyer Indemnified Party. In no event shall any obligation to indemnify the Buyer Indemnified Parties be satisfied by the return or forfeiture of Rollover Shares.

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

                (b) Buyer Indemnified Parties shall have the right to set-off against amounts owed by any member of the Buyer Group to such Stockholder Indemnified Party (i) any amount owed by any member of the Stockholder Group to any Buyer Indemnified Party under this Agreement or otherwise; and (ii) any Losses incurred as a result of the indemnification events set forth in SECTIONS 9.2(a) AND 9.2(b). Stockholder Indemnified Parties shall have the right to set-off against amounts owed by any member of the Stockholder Group to any Buyer Indemnified Party (i) any amount owed by any member of the Stockholder Group to any Buyer Indemnified Party under this Agreement or otherwise; and (ii) any Losses incurred as a result of the indemnification events set forth in SECTIONS 9.3(a). Only amounts that have been determined by a non-appealable judgment or pursuant to an agreement among the applicable parties to be owed by one party to another can be used to offset any other amount pursuant to this SECTION 9.4(b). In the event of the election by any party to exercise any right of set-off under this SECTION 9.4(b), the appropriate party shall deliver a written notice to the other parties specifying the specific right of set-off to be exercised and the amount thereof.

9.5     NO CONTRIBUTION FROM THE COMPANY.

        The obligations of the Stockholders to indemnify the Buyer Indemnified Parties pursuant to the terms of this Agreement are primary obligations of the Stockholders, subject to the limitations set forth herein. The Stockholders hereby waive any right to seek or obtain indemnification or contribution from the Company or any Subsidiary for Losses as a result of any breach by the Company of any representation, warranty or covenant contained in this Agreement.

9.6     DIRECTORS' AND OFFICERS' INSURANCE.

        Prior to the Closing, the Company shall purchase an extended reporting period endorsement ("REPORTING TAIL COVERAGE") under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company and the Buyer which shall provide such directors and officers with coverage for six (6) years following the Closing of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company. The Company and the Stockholders (for themselves and their respective officers, directors and affiliates) acknowledge that the Company shall have no liability to any existing director or officer in excess of the amount of insurance coverage purchased by the Reporting Tail Coverage with respect to, or in connection with, any Liability arising from, related to or in connection with any fact, event or occurrence existing or taking place prior to the Closing.

9.7     GENERAL RELEASE.

                (a) Each of the Stockholders does from and after the Closing hereby release forever and discharge the Company, the Subsidiaries, each of the Company's and its Subsidiaries' respective Affiliates, and each of their respective officers, managers, directors, members and employees (collectively, the "COMPANY RELEASEES"), of and from any and all claims, demands, causes of action, damages or Liabilities of any kind or nature whatsoever that relate to or arise out of any dealings, relationships or transactions by and between such Stockholder, on the one hand, and any Company Releasee, on the other hand, in law or equity, which against any Company Releasee such Stockholder, has ever had, now has or which he, she or it hereafter can, shall or may have, whether or not now known, from the beginning of the world to the Closing Date. Each of the Stockholders understands and agrees that it is expressly waiving all claims, even those it may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and such Stockholder expressly waives any rights under applicable Law that provide to the contrary.

                (b) The Company does from and after the Closing hereby release forever and discharge each Stockholder, its Affiliates, and each of their respective officers, managers, directors, members and employees (collectively, the "STOCKHOLDER RELEASEES") of and from any and all claims, demands, causes of action, damages or Liabilities of any kind or nature whatsoever that relate to or arise out of any dealings, relationships or transactions by and between the Company or its Subsidiaries, on the one hand, and such Stockholder Releasee, on the other hand, in law or equity, which against such Stockholder Releasee the Company has ever had, now has or which it hereafter can, shall or may have, whether or not now known, from the beginning of the world to the Closing Date. The Company understands and agrees that it is expressly waiving all claims, even those it may not know or suspect to exist, which if known may have materially affected the decision to provide this release, and the Company expressly waives any rights under applicable Law that provide to the contrary.

                (c) The releases set forth in PARAGRAPHS (a) and (b) above shall not apply to any rights such Stockholder, the Company or such Subsidiary has pursuant to (i) this Agreement, any Related Document or the transactions contemplated hereby or thereby, (ii) any immunities and indemnification under the Company's or the Subsidiaries' Organizational Documents or contractual arrangements, (iii) any directors' and officers' liability insurance policies, if any, maintained by or on behalf of the Company or the Subsidiaries and (iv) any claim of fraud.

9.8     TERMINATION OF RELATED TRANSACTIONS.

        Each Stockholder agrees that, effective as of the Closing Date and without any further action by the Company, the Subsidiaries, or any Stockholder, the Company, its Subsidiaries and their respective Affiliates shall be released from any and all obligations and liabilities under (i) the Contracts set forth on SCHEDULE 2.24 in response to SECTION 2.24, (ii) any and all Contracts that were not, but by their terms should have been, set forth on SCHEDULE 2.24, (iii) any and all Contracts or arrangement set forth on SCHEDULE 2.2(a) in response to
SECTION 2.2(a), and (iv) any and all Contracts or arrangements that were not, but by their terms should have been, set forth on SCHEDULE 2.2(a), and all such Contracts and arrangements shall have no further force or effect as of the Closing Date; PROVIDED that the provisions of this SECTION 9.8 shall not apply to those arrangements set forth on SCHEDULE 9.8.

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                                    ARTICLE X

                                  MISCELLANEOUS

10.1    TERMINATION.

        This Agreement may be terminated:

                (a) at any time, by the mutual written consent of the Majority Stockholders, the Company and the Buyer;

                (b) by the Majority Stockholders or the Company, upon written notice to the Buyer, upon a material breach of any representation, warranty or covenant of the Buyer contained in this Agreement or any Closing Document, PROVIDED that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Company to the Buyer;

                (c) by the Buyer, upon written notice to Company, upon a material breach of any representation, warranty or covenant of the Company, any Stockholder or the Stockholders' Representative contained in this Agreement or any Closing Document, PROVIDED that such breach is not capable of being cured or has not been cured within thirty (30) days after the giving of notice thereof by the Buyer to the Company, such Stockholder or the Stockholders' Representative;

                (d) by the Buyer, if there shall have occurred after the date of this Agreement any change concerning the Company or its Subsidiaries which has resulted in or would reasonably be expected to result in a Material Adverse Change; PROVIDED, HOWEVER, that, for purposes of this SECTION 10.1(d) only, the following shall not be deemed to constitute and shall not be taken into account in determining whether there has been a Material Adverse Change:
(i) the consummation of this Agreement, the transactions contemplated hereby, or any announcement or indication thereof, or any actions taken by the Buyer hereunder or in contemplation hereof, or any action which the Company was required to take hereunder, or (ii) any contact of the Buyer with any of the customers or suppliers, or potential customers or suppliers, or any of the officers of the Company or any of its Subsidiaries (including the departure of any such officer);

                (e) by the Majority Stockholders and the Company, if the Closing has not occurred by August 22, 2002 (or such other date as the Buyer and the Majority Stockholders may agree to in writing), PROVIDED that neither the Company, the Stockholders' Representative nor any Stockholder is in breach of any provision contained herein; or

                (f) by the Buyer, if the conditions to the obligations of the Buyer set forth in SECTION 8.2 have not been satisfied by October 31, 2002 (or such other date as the Buyer and the Majority Stockholders may agree to in writing), PROVIDED that the Buyer is not in breach of any provision contained herein;

PROVIDED, HOWEVER, that, in the case of CLAUSES (b) or (c), no party shall be entitled terminate this Agreement if a breach by such party of any of its representations, warranties, covenants or

                                       55
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agreements contained in this Agreement is causing the failure by the other party to satisfy a condition set forth in ARTICLE VIII.

10.2    EFFECT OF TERMINATION.

        In the event of termination of this Agreement as provided in
SECTION 10.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in SECTION 5.5,
SECTION 5.9(b), this SECTION 10.2, SECTION 10.4 and ARTICLE XI, PROVIDED, HOWEVER, that nothing herein shall relieve either party from liability for any willful breach hereof.

10.3    WAIVER.

        At any time prior to the Closing, the Buyer, the Company and the Majority Stockholders hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to its own obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties to be bound thereby (the Stockholders being bound by the signatures of the Majority Stockholders). Waiver of any term or condition of this Agreement by a party shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition by such party, or a waiver of any other term or condition of this Agreement by such party.

10.4    APPOINTMENT OF STOCKHOLDERS' REPRESENTATIVES.

                (a) Each of the Stockholders hereby irrevocably appoints two Persons designated from time to time pursuant to SECTION 10.4(f) as its true and lawful attorneys-in-fact, to act as its representatives (each, a "STOCKHOLDERS' REPRESENTATIVE," and together, the "STOCKHOLDERS' REPRESENTATIVES") under this Agreement and, as such, to act, as such Stockholder's agents (with full power of substitution), to take such action on such Stockholder's behalf with respect to all matters under ARTICLE I, ARTICLE VIII, ARTICLE IX, and this ARTICLE X to the extent expressly set forth therein. Each of David Lang and Gene Venesky hereby accepts his appointment as the initial Stockholders' Representatives and the authorization set forth above. The Stockholders' Representatives shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Stockholders' Representatives. With respect to all other actions, the Stockholders' Representatives shall only take or authorize such actions approved orally or in writing by the Majority Stockholders. Any actions taken by the Stockholders' Representatives pursuant to this SECTION 10.4 shall require the consent of both Stockholders' Representatives.

                (b) The Stockholders' Representatives shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to them by any Stockholder, or any other evidence deemed by the Stockholders' Representatives to be reliable, and the Stockholders' Representatives shall be entitled to act on the advice of counsel selected by it. The Stockholders'

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Representatives shall be fully justified in failing or refusing to take any action under this Agreement unless they shall have received such advice or concurrence of such Stockholders as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Stockholders appointing them severally according to their respective Stockholder Percentages against any and all liability and expense that the Stockholders' Representatives may incur by reason of taking or continuing to take any such action.

                (c) The Stockholders' Representatives shall be entitled to retain counsel and to incur such expenses as the Stockholders' Representatives deem to be necessary or appropriate in connection with their performance of their obligations under this Agreement, and all such fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Stockholders' Representatives shall be borne by the Stockholders PRO RATA according to their respective Stockholder Percentages.

                (d) The Stockholders hereby agree to indemnify the Stockholders' Representatives (in their capacities as such) PRO RATA according to their respective Stockholder Percentages against, and to hold the Stockholders' Representatives (in their capacities as such) harmless from, any and all Losses of any kind which may at any time be imposed upon, incurred by or asserted against the Stockholders' Representatives in such capacities in any way relating to or arising out of their action or failures to take action pursuant to this Agreement or in connection herewith in such capacity; PROVIDED, THAT no Stockholder shall be liable for the payment of any portion of such Losses resulting solely from the gross negligence or willful misconduct of either Stockholders' Representative. The agreements in this SECTION 10.4 shall survive termination of this Agreement.

                (e) To the extent this Agreement provides that the Stockholders shall be jointly and severally liable to personally pay any cost, expense or other liability, the Stockholders shall share such payment PRO RATA in accordance with their respective Stockholder's Percentages, and shall reimburse each other as necessary to give effect to the intent of this provision.

                (f) Each of David Lang and Gene Venesky shall be the initial Stockholders' Representatives and shall serve as the Stockholders' Representatives until the earlier of their respective resignation or removal (with or without cause) by Stockholders whose Stockholder's Percentages exceed, in the aggregate, 50% of the sum of the Stockholder Percentages of all Stockholders (the "MAJORITY STOCKHOLDERS"). Upon the resignation or removal of either or both of David Lang or Gene Venesky, the Majority Stockholders shall select a new Stockholders' Representative or Stockholders' Representatives, as the case may be, who may resign, be removed or replaced in such a manner as the Majority Stockholders agree. Each time a new Stockholders' Representative is appointed pursuant to this Agreement, such Person shall accept such position in writing.

                (g) The Majority Stockholders shall notify the Buyer of each change of Stockholders' Representatives. Until the Buyer receives the foregoing notice, it shall be entitled to assume that any prior Person acting as a Stockholders' Representative is still a duly authorized Stockholders' Representative.

10.5    NON-COMPETE; NON-SOLICITATION.

                (a) Subject to the further provisions of this SECTION 10.5, during the period commencing on the Closing Date and ending on the date that is two (2) years following the date of termination of employment of such Executive (the "NON-COMPETE PERIOD"), each Executive covenants and agrees that he will not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in any Competitive Business in any state listed on SCHEDULE 10.5(a), whether for or by himself or as an independent contractor, agent, stockholder, partner or joint venturer for any other Person; PROVIDED, HOWEVER, that nothing contained in this SECTION 10.5 shall be deemed to prohibit such Executive from acquiring, solely as an investment, up to two
(2) percent of the publicly-traded shares of capital stock of any corporation. To the extent that the covenant provided for in this SECTION 10.5 may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                (b) The parties hereto agree and acknowledge that $10,000 of the Aggregate Redemption Price shall be allocated to each Stockholder that is an Executive as consideration for the covenants made by each Stockholder in SECTION 10.5(a)

10.6    INMED LITIGATION.

                (a) From and after the Closing Date, the Stockholders shall assume and direct, through counsel of its choosing, which counsel shall be reasonably acceptable to the Company, the defense, appeal or settlement of any Proceeding relating to, arising out of or in connection with the InMed Litigation (collectively, the "InMed PROCEEDINGS") at the Stockholders' sole expense. Any decision to continue to litigate, arbitrate, mediate, appeal or settle any such InMed Proceedings shall be the sole decision of the Stockholders after consultation with the Company; PROVIDED, however that the Stockholders shall not settle any InMed Proceedings if such settlement involves injunctive or other non-monetary relief against the Company. The Company shall provide the Stockholders with access to records and personnel relating to the InMed Proceedings during normal business hours and shall otherwise reasonably cooperate with the Stockholders in the defense, appeal or settlement thereof, and the Stockholders shall reimburse the Buyer Indemnified Parties for all of their out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other professionals' fees and expenses) in connection therewith. Based on any final and binding settlement agreement or judgment relating to the InMed Proceedings, the Stockholders shall be (i) entitled to receive from the Company the amount, if any, by which (A) the InMed Reserve plus any other monetary award granted in favor of the Company in the InMed Proceedings and actually received exceeds (B) the amount owed by the Company or any of its Subsidiaries or Affiliates as set forth and determined in any such final and binding settlement or judgment (the amount in CLAUSE (i)(b) hereof, "INMED RESOLUTION AMOUNT") or (ii) obligated to pay to the Company the amount, if any, by which the InMed Resolution Amount exceeds the InMed Reserve Amount. Any payment required to be made pursuant to CLAUSE (i) shall be made promptly following the Company's receipt of (A) such excess amount from the escrow established in connection with the InMed Litigation and (B) actual receipt by the Company of any such monetary reward. Any payment required to be made pursuant to this CLAUSE (ii) shall be immediately paid by wire transfer of immediately available funds to an account designated by the party entitled to receive payment hereunder.

                (b) If the Stockholders fail to defend or appeal any such InMed Proceedings, are otherwise restricted from so defending or appealing, or if, after commencing or undertaking any such defense or appeal, the Stockholders fail to prosecute or withdraw from such defense or appeal, the Company shall have the right to undertake the defense, appeal or settlement thereof, at the Stockholders' sole expense. If the Company assumes the defense or appeal of any InMed Proceedings pursuant to this SECTION 10.6(b), (i) any decision to continue to litigate, arbitrate, mediate, appeal or settle any such InMed Proceedings shall be the sole decision of the Company and shall be binding upon the Stockholders and (ii) the Stockholders shall (A) not be entitled to the amount, if any, by which the InMed Reserve Amount exceeds the InMed Resolution Amount and (B) be obligated to indemnify to the Company for any losses in accordance with SECTION 9.2(a)(vii). Any payment required to be made pursuant to this
SECTION 10.6(b) shall be immediately paid by the Stockholders to the Company by wire transfer of immediately available funds to an account designated by the Company.

                (c) Any amounts required to be paid by or to the Stockholders pursuant to this SECTION 10.6 shall be treated for all income Tax purposes as an adjustment to the Aggregate Redemption Price, the Aggregate Purchase Price, or both, as applicable.

                (d) If at any time prior to the Closing, the TA Entities deliver written notice to the Buyer that such TA Entities elect not to have any obligations or rights under this SECTION 10.6, then, for purposes of this
SECTION 10.6 only and without any further action, all references to "STOCKHOLDERS" in this SECTION 10.6 shall be deemed to refer only to "ROLLOVER STOCKHOLDERS", and no other Stockholders other than the Rollover Stockholders shall have any rights or obligations under this SECTION 10.6, including any indemnification obligations pursuant to SECTION 9.2(a)(vii).

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.1    NOTICES.

        All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally, sent by nationally-recognized overnight courier (providing proof of delivery), or via facsimile to the parties at the following addresses (or at such other address for a party as specified by like notice):

                (a) if, prior to the Closing, to the Company or to any Stockholders employed by the Company, to:

                                MQ Associates, Inc.
                                4300 North Point Parkway
                                Alpharetta, Georgia 30022
                                Attn:  J. Kenneth Luke, President
                                Fax Number:  (770) 246-0202
                                with copy to:

                                MQ Associates, Inc.
                                P.O. Box 660955
                                Birmingham, Alabama  35266
                                Attn: Michael Carlson, Esq.
                                Fax Number: (205) 823-8242

                                Goodwin Procter LLP
                                Exchange Place
                                Boston, MA 02109
                                Attn: Kevin M. Dennis, P.C.
                                Fax Number: (617) 523-1231

                (b) if, after the Closing, to any Stockholder (other than TA Associates, Inc.) to the address set forth opposite such Stockholder's name on the signature pages hereto:

                (c)     if to TA Associates, Inc., to:

                                TA Associates, Inc.
                                High Street Tower, Suite 2000
                                Boston, MA 02110
                                Attn: David S. B. Lang
                                Fax Number: (617) 574-6728

                                with a copy to:

                                Goodwin Procter LLP
                                Exchange Place
                                Boston, MA 02109
                                Attn: Kevin M. Dennis, P.C.
                                Fax Number: (617) 523-1231

                (d) if to the Buyer, and, following the Closing, to the Company, to:

                                MQ Investment Holdings, LLC
                                c/o J.P. Morgan Partners, LLC
                                1221 Avenue of the Americas
                                New York, NY 10020
                                Attn: Official Notices Clerk
                                Fax Number: 212-899-3401

                                with a copy to:

                                O'Sullivan LLP
                                30 Rockefeller Plaza
                                New York, New York 10112
                                Attn: Christopher P. Giordano, Esq.
                                Fax Number: (212) 408-2420.

                All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by facsimile, on the date of such delivery, and (iii) in the case of delivery by nationally- recognized overnight courier, on the Business Day following dispatch.

11.2    FEES AND EXPENSES.

        Except as otherwise provided herein or in the Related Documents, each of the Buyer, on the one hand, and the Company on the other hand, shall bear its own fees and expenses in connection with the preparation for and consummation of the transaction contemplated by this Agreement and the Related Documents; PROVIDED, HOWEVER, that this provision shall not limit any party's right to include such expenses in any claim for damages against any other party who breaches any provision of this Agreement or the Related Documents. On the Closing Date, immediately following the consummation of the Redemption and Reclassification, the Company shall reimburse the Buyer for all fees and expenses incurred in connection with the transactions contemplated by this Agreement and the Related Documents, including the fees and expenses of counsel, advisers and consultants. All other fees and expenses of the Company incurred in connection with the preparation for and consummation of the transaction contemplated by this Agreement and the Related Documents (including all fees and expenses payable to JPMSI) and all fees and expenses of the Stockholders' Representative and the Stockholders shall be the sole obligation of the Stockholders.

11.3    INTERPRETATION; CONSTRUCTION.

                (a) When a reference is made in this Agreement to an Article, Section, Schedule, Annex, or Exhibit, such reference will be to an Article or Section of, or an Annex, Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Schedules, Annexes and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                (b) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                (c) Whenever a provision in this Agreement refers to the "COMPANY'S KNOWLEDGE," it shall be deemed to refer to (i) actual knowledge and
(ii) that knowledge that a prudent businessperson would have obtained after making such due inquiry that a prudent business person would have made in order to gain a full understanding and determination of the accuracy of the relevant representation or warranty set forth herein. In connection therewith, the knowledge (both actual and constructive) of Gene Venesky, J. Kenneth Luke, Thomas Gentry, Daniel Schaefer, Michael Villa and Bruce Elder shall be imputed to be the Company's Knowledge.

11.4    COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed and delivered in counterpart signatures delivered via facsimile transmission and any such counterpart so delivered shall be deemed and original for all intents and purposes.

11.5    AMENDMENTS.

        This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

11.6    ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; SEVERABILITY.

        This Agreement (including the documents, instruments, annexes, exhibits and schedules referred to herein), and the Confidentiality Agreement hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (including the letter of intent dated April 30, 2002, between the Buyer, the Company and the Stockholders, as the same may be amended). If any term, condition or other provision of this Agreement is found to be invalid, illegal or incapable of being enforced by virtue of any rule of Law, public policy or court determination, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

11.7    GOVERNING LAW.

        This Agreement will be governed by, and construed in accordance with, the internal Laws of the State of New York regardless of the Laws that might otherwise govern under applicable principles of conflict of laws.

11.8    ASSIGNMENT.

        Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other parties; PROVIDED, HOWEVER, that the Buyer may, without the prior consent of any other party, assign any or all of its rights and interests hereunder to (i) the Lenders as contemplated by the Security Agreement, it being understood that such collateral assignment is for security purposes only and any exercise or action by the Lenders with respect to assignment of any such rights and interests shall not occur unless and until the Lenders exercise their rights and remedies with respect to such rights and interests collaterally assigned pursuant to the Security Agreement or (ii) any Affiliate. Any assignment in violation of the preceding sentence will be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

11.9    CONSENT TO JURISDICTION.

        Each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of the state of New York for any claim, suit or Proceeding arising under this Agreement, or in the case of a third party claim subject to indemnification hereunder, in the court where such claim is brought.

11.10   REMEDIES.

        Subject to the provisions of SECTION 9.2(m), SECTION 9.3(j) and
SECTION 10.2, the parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including any actions for specific performance and/or injunctive or other equitable relief to enforce or prevent any violations of the provisions of this Agreement.

11.11   WAIVER OF JURY TRIAL.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

11.12   INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND WARRANTIES.

        All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder.


                  [Remainder of page intentionally left blank]

                IN WITNESS WHEREOF, the parties hereto have caused this Recapitalization Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                         MQ ASSOCIATES, INC.


                                         By: /s/ GENE VENESKY
                                         ---------------------------------------
                                         Gene Venesky
                                         Chairman and CEO


                                         BUYER:

                                         MQ INVESTMENT HOLDINGS, LLC

                                         By: J.P. MORGAN PARTNERS (BHCA), L.P.,
                                             its Managing Member


                                         By: JPMP MASTER FUND MANAGER, L.P.,
                                             its general partner


                                         By: JPMP CAPITAL CORP.,
                                             its General Partner


                                         By: /s/ MITCHELL BLUTT
                                         ---------------------------------------
                                         Mitchell Blutt, M.D.
                                         Executive Vice President

                                         STOCKHOLDERS:

                                         TA/ADVENT VIII, L.P.

                                         By: TA Associates VIII LLC, its
                                             General Partner

                                         By: TA Associates, Inc., its
                                             Manager Member

                                         By: /s/ RICHARD D. TADLER
                                         ---------------------------------------
                                         Richard D. Tadler
                                         Managing Director


                                         TA/ADVENT II ATLANTIC AND PACIFIC IV,
                                         L.P.

                                         By: TA Associates AP IV, L.P., its
                                             General Partner

                                         By: TA Associates, Inc., its
                                             General Partner

                                         By: /s/ RICHARD D. TADLER
                                         ---------------------------------------
                                         Richard D. Tadler
                                         Managing Director


                                         TA INVESTORS LLC

                                         By: TA Associates, Inc., its Manager


                                         By: /s/ RICHARD D. TADLER
                                         ---------------------------------------
                                         Richard D. Tadler
                                         Managing Director

                                         TA EXECUTIVES FUND LLC

                                         By: TA Associates, Inc., its Manager


                                         By: /s/ RICHARD D. TADLER
                                         ---------------------------------------
                                         Richard D. Tadler
                                         Managing Director


                                         2000 EXCHANGE PLACE FUND, LLC


                                         By: /s/ H. DAVID HENKEN
                                         ---------------------------------------
                                         H. David Henken
                                         Managing Member


                                         GPH MQ PARTNERS


                                         By: /s/ KEVIN DENNIS
                                         ---------------------------------------
                                         Kevin Dennis
                                         Managing Partner


                                         GPH MQ PARTNERS II


                                         By: /s/ KEVIN DENNIS
                                         ---------------------------------------
                                         Kevin Dennis
                                         Managing Partner


                                         1998 GPH FUND, LLC

                                         By: /s/ H. DAVID HENKEN
                                         ---------------------------------------
                                         H. David Henken
                                         Managing Member

                                         /s/ GENE VENESKY
                                         ---------------------------------------
                                         Gene Venesky

                                         /s/ J. KENNETH LUKE
                                         ---------------------------------------
                                         J. Kenneth Luke

                                         /s/ THOMAS C. GENTRY
                                         ---------------------------------------
                                         Thomas C. Gentry

                                         /s/ DANIEL S. SCHAEFER
                                         ---------------------------------------
                                         Daniel S. Schaefer

                                         /s/ MICHAEL A. VILLA
                                         ---------------------------------------
                                         Michael A. Villa


                                         STOCKHOLDERS' REPRESENTATIVES


                                         By: /s/ GENE VENESKY
                                         ---------------------------------------
                                         Gene Venesky
                                         Stockholder


                                         By: /s/ DAVID LANG
                                         ---------------------------------------
                                         David Lang
                                         Stockholder

                                     ANNEX A

                For purposes of this Agreement, the following terms shall have the following meanings.

                "AFFILIATE" of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

                "AGGREGATE PURCHASE PRICE" has the meaning set forth in SECTION 1.1.

                "AGGREGATE REDEMPTION PRICE" has the meaning set forth in
SECTION 1.1.

                "AGREEMENT" has the meaning set forth in the preamble.

                "BENEFIT PLANS" has the meaning set forth in SECTION 2.10(a).

                "BUSINESS DAY" means any day of the year other than (a) any Saturday or Sunday or (b) any other day on which the banks located in the State of New York generally are closed for business other than the retail depository business.

                "BUYER GROUP" means Buyer and its successors and assigns.

                "BUYER INDEMNIFIED PARTY" has the meaning set forth in SECTION 9.2(a).

                "BUYER" has the meaning set forth in the preamble.

                "CAPEX CERTIFICATE" means the true and accurate certificate of the Chief Financial Officer of the Company dated as of the Closing Date and setting forth the amount of Capital Expenditures made and actually paid for during the period from January 1, 2002 to the Closing Date, which amount shall not be less than $20,800,000.00.

                "CAPITAL EXPENDITURES" means, for any period, without duplication, all expenditures (whether made in the form of cash, deposits or other property) by the Company or any Subsidiary actually made during such period for any fixed assets or improvements, or for renewals, replacements, substitutions or additions thereto, that would be reflected as capital expenditures on a cash flow statement of the Company or any such Subsidiary in accordance with GAAP (including the amount of assets recorded on the balance sheet upon the incurrence of Capital Lease Obligations).

                "CAPITAL LEASE OBLIGATIONS" has the meaning set forth in SECTION 1.1.

                "CHANGE IN CONTROL PAYMENT AMOUNT" has the meaning set forth in
SECTION 1.1.

                "CLASS C COMMON STOCK" has the meaning set forth in the preamble.

                "CLOSING" has the meaning set forth in SECTION 1.8.

                "CLOSING DATE" has the meaning set forth in SECTION 1.8.

                "CLOSING DOCUMENT" means (i) each of the certificates delivered by the Buyer pursuant to SECTION 8.1, (ii) each of the certificates delivered by the Company, the Stockholders' Representative or any Stockholder pursuant to
SECTION 8.2, (iii) each of the certificates to be delivered by the Company pursuant to SECTIONS 1.9(a)(x) and 5.10 and (iv) the CapEx Certificate.

                "COBRA" has the meaning set forth in SECTION 2.10(c)(vii).

                "CODE" means the Internal Revenue Code of 1986, as amended.

                "COMMON STOCK" has the meaning set forth in the preamble.

                "COMMON STOCK PER SHARE REDEMPTION AMOUNT" has the meaning set forth in SECTION 1.1.

                "COMPANY" has the meaning set forth in the preamble.

                "COMPANY EMPLOYEES" has the meaning set forth in SECTION 6.1(a).

                "COMPANY RELEASEES" has the meaning set forth in SECTION 9.7(a).

                "COMPANY SHARES" has the meaning set forth in the preamble.

                "COMPANY TAX GROUP" has the meaning set forth in SECTION 2.9(a)(i).

                "COMPANY'S KNOWLEDGE" has the meaning set forth in SECTION 11.3(c).

                "COMPETITIVE BUSINESS" means any business that is primarily engaged in providing fixed-site outpatient single and multi-modality diagnostic imaging services.

                "CONFIDENTIALITY AGREEMENT" has the meaning set forth in SECTION 5.5.

                "CONTRACT" means any written or oral loan or credit agreement, note, bond, mortgage, indenture, deed of trust, lease, sublease, purchase order or other agreement, commitment, obligation or instrument.

                "CONVERTED SHARES" has the meaning set forth in SECTION 1.2.

                "COVERED TAXES" has the meaning set forth in SECTION 2.9(a)(i).

                "CREDIT AGREEMENT" means the Credit Agreement, to be executed in connection with the consummation of the transactions contemplated hereby, among the Company, the Subsidiaries, MedQuest, Inc., the Buyer, the financial institutions from time to time party thereto as lenders, and Wachovia Bank, National Association, as administrative agent (as the same may from time to time be amended, restated, supplemented or otherwise modified).

                "EMPLOYMENT AGREEMENTS" means each of the Employment Agreements to be entered into as of the Closing Date, between the Company, on the one hand, and each of the Executives, on the other hand, substantially in the Form of
EXHIBIT I hereto.

                "ENCUMBRANCES" means any mortgage, pledge, security interest, lien, claim, hypothecation, assignment for security, encumbrance or charge of any kind (including any agreement to give any of the foregoing).

                "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of health, safety or the environment, including the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), Resources Conservation and Recovery Act (42 U.S.C. Section 6901 ET. SEQ.), Safe Drinking Water Act (42 U.S.C. Section 3000(f) ET. SEQ.), Toxic Substances Control Act (15 U.S.C.
Section 2601 ET SEQ.), Clean Air Act (42 U.S.C. Section 7401 ET. SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 ET SEQ.), and other similar state and local statutes.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA AFFILIATE" has the meaning set forth in SECTION 2.10(a).

                "EXCLUDED BUYER REPRESENTATIONS" has the meaning set forth in
SECTION 9.1.

                "EXCLUDED COMPANY REPRESENTATIONS" has the meaning set forth in
SECTION 9.2(d)(i).

                "EXCLUDED STOCKHOLDER REPRESENTATIONS" has the meaning set forth in SECTION 9.1.

                "EXECUTIVES" means Gene Venesky, J. Kenneth Luke, Thomas Gentry, Daniel Schaefer, Michael Villa and Bruce Elder.

                "EXISTING CLASS B COMMON STOCK" has the meaning set forth in the preamble.

                "EXISTING CLASS B COMMON STOCK REDEMPTION AMOUNT" has the meaning set forth in SECTION 1.1.

                "EXISTING SERIES A PREFERRED STOCK" has the meaning set forth in the preamble.

                "EXISTING SERIES A PREFERRED STOCK REDEMPTION AMOUNT" has the meaning set forth in SECTION 1.1.

                "EXISTING SERIES B PREFERRED STOCK" has the meaning set forth in the preamble.

                "EXISTING SERIES B PREFERRED STOCK REDEMPTION AMOUNT" has the meaning set forth in SECTION 1.1.

                "FINANCING" has the meaning set forth in the preamble.

                "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 2.4.

                "FOURTH RESTATED CHARTER" has the meaning set forth in the preamble.

                "FUNDED INDEBTEDNESS" has the meaning set forth in SECTION 1.1.

                "GAAP" means generally accepted accounting principles in the United States of America.

                "GOVERNMENTAL AUTHORITY" has the meaning set forth in SECTION 2.7(a).

                "GUARANTY" has the meaning set forth in SECTION 1.1.

                "HAZARDOUS SUBSTANCES" means any substance as to which Liabilities or standards of conduct are or may be imposed under Environmental Laws, including medical wastes and radioactive materials.

                "HIPPA" has the meaning set forth in SECTION 2.10(c)(vii).

                "HSR ACT" has the meaning set forth in SECTION 2.7(a).

                "INACTIVE SUBSIDIARIES" has the meaning set forth in SECTION 5.1(b).

                "INDEMNIFIED PARTY" means, as applicable, the Buyer Indemnified Parties or the Stockholder Indemnified Parties.

                "INDEMNIFYING PARTY" means, as applicable, the Buyer or the Stockholders.

                "INCOME TAXES" means all Taxes based on or measured by net or gross income, revenue, profits or capital.

                "INMED LITIGATION" means InMed Diagnostic Service, L.L.C. v. MedQuest Associates, Inc., Siemens Medical Systems, Inc., Palmetto Imaging, Inc. and Open MRI of Florence, Inc. brought in the Court of Common Pleas for Richland County, South Carolina, as such InMed Litigation has been appealed by the Company and its Subsidiaries and Affiliates to a court of competent jurisdiction.

                "INMED PROCEEDINGS" has the meaning set forth in SECTION
10.6(a).

                "INMED RESERVE AMOUNT" means the $2,100,000 placed into escrow and reserved on the Latest Audited Balance Sheet for purposes of any payment due or payable as a result of any final and binding settlement or judgment in connection with the InMed Litigation.

                "INMED RESOLUTION AMOUNT" has the meaning set forth in SECTION 10.6(a).

                "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
SECTION 2.14.

                "IRS" has the meaning set forth in SECTION 2.9(a)(iii).

                "JPMSI" has the meaning set forth in the definition of Change in Control Payment Amount

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                "LATEST AUDITED BALANCE SHEET DATE" has the meaning set forth in
SECTION 2.4.

                "LATEST AUDITED BALANCE SHEET" has the meaning set forth in
SECTION 2.4.

                "LATEST BALANCE SHEET DATE" has the meaning set forth in SECTION 2.4.

                "LATEST BALANCE SHEET" has the meaning set forth in SECTION 2.4.

                "LATEST FINANCIAL STATEMENTS" has the meaning set forth in
SECTION 2.4.

                "LAW" means all national, federal, state or local laws (both common and statutory law and civil and criminal law) and all Permits or Orders of any Governmental Authority.

                "LEASED REAL PROPERTY" has the meaning set forth in SECTION 2.11(a).

                "LEASES" has the meaning set forth in SECTION 2.11(a).

                "LENDERS" means the financial institutions from time to time party to the Company's Subordinated Notes Purchase Agreement and/or the Company's Credit Agreement, and each of the respective permitted successors and assigns of such financial institutions.

                "LIABILITY" means any liability or obligation (including as related to Taxes), whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                "LOSSES" means any and all losses, claims, shortages, damages, diminution in value of securities, Liabilities, expenses (including reasonable attorneys' and accountants' and other professionals' fees), assessments, Tax deficiencies and Taxes (including interest or penalties thereon) incurred in connection with the receipt of indemnification payments arising from or in connection with any such matter that is the subject of indemnification under
ARTICLE IX.

                "MAJORITY STOCKHOLDERS" has the meaning set forth in SECTION 10.4(f).

                "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, operations, assets, financial condition or operating results of the Company and its Subsidiaries, taken as a whole.

                "MAXIMUM AMOUNT" has the meaning set forth in SECTION 9.2(c).

                "NAMES" has the meaning set forth in SECTION 5.11.

                "NEW BOARD" has the meaning set forth in SECTION 1.1.

                "NEW CLASS A COMMON STOCK" has the meaning set forth in the preamble.

                "NEW COMMON STOCK" has the meaning set forth in the preamble.

                "NEW SERIES A PREFERRED STOCK" has the meaning set forth in the preamble.

                "NEW SERIES B PREFERRED STOCK" has the meaning set forth in the preamble.

                "NON-COMPETE PERIOD" has the meaning set forth in SECTION
10.5(a).

                "ORDERS" means judgments, writs, decrees, compliance agreements, injunctions or orders of any Governmental Authority or arbitrator.

                "ORGANIZATIONAL DOCUMENTS" means (a) any certificates or articles filed with any state which filing forms a Person and (b) all agreements, documents or instruments governing the internal affairs of a Person, including such Person's bylaws, codes of regulations, memoranda of incorporation or association, partnership agreements, limited liability company agreements and operating agreements, in each of (a) and (b) above, as amended and restated and in effect at the time in question.

                "OWNED REAL PROPERTY" has the meaning set forth in SECTION 2.11(a).

                "PAYOR CLASS" has the meaning set forth in SECTION 2.18.

                "PERMITS" has the meaning set forth in SECTION 2.21.

                "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books, (ii) all liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record, (iii) such state of facts as would be disclosed by an accurate survey and/or physical inspection of the Owned Real Property (iv) the provisions of all existing building, zoning and other applicable laws, rules, ordinances and regulations; (v) workers or unemployment compensation liens arising in the ordinary course of business; and (vi) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts that are not delinquent.

                "PER SHARE REDEMPTION AMOUNT" has the meaning set forth in
SECTION 1.1.

                "PERSON" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority (or any department, agency or political subdivision thereof).

                "POTENTIAL TRANSACTION" has the meaning set forth in SECTION 5.9(a).

                "PROCEEDINGS" means actions, suits, claims, investigations or legal or administrative or arbitration proceedings.

                "PURCHASE" has the meaning set forth in SECTION 1.3.

                "PURCHASED SHARES" has the meaning set forth in SECTION 1.3.

                "RECLASSIFICATION" has the meaning set forth in SECTION 1.4(b)(ii).

                "RECLASSIFIED BUYER SHARES" has the meaning set forth in SECTION 1.4(b)(ii).

                "REDEEMED SHARES" has the meaning set forth in SECTION 1.4(a)(iii).

                "REDEEMED SHARES PERCENTAGE" has the meaning set forth in
SECTION 1.1.

                "REDEMPTION" has the meaning set forth in SECTION 1.4(a)(iii).

                "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement to be entered into as of the Closing Date among the Company, the Buyer and the other parties thereto, as same may be amended, restated, supplemented or otherwise modified from time to time.

                "REGULATORY SIDELETTER" means the Regulatory Sideletter, dated as of the date hereof, among the Company, and the other parties thereto, as same may be amended from time to time.

                "RELATED DOCUMENTS" means each of the (i) Stockholders' Agreement, (ii) Registration Rights Agreement, (iii) Regulatory Sideletter, (iv) Employment Agreements and (v) Closing Documents.

                "REPORTING TAIL COVERAGE" has the meaning set forth in SECTION 9.6.

                "ROLLOVER SHARES" has the meaning set forth in SECTION
1.4(b)(i).

                "ROLLOVER STOCKHOLDERS" has the meaning set forth in SECTION
1.1.

                "SECTION 1445 CERTIFICATE" has the meaning set forth in SECTION 3.6.

                "SECTION 2.28 ADDITIONAL AMOUNT" means $15,000,000.

                "SECTION 2.28 AGGREGATE AMOUNT" means the sum of (A) the Maximum Amount PLUS (B) the SECTION 2.28 Additional Amount.

                "SECURITIES ACT" has the meaning set forth in SECTION 2.2(a).

                "SECURITY AGREEMENT" means any security agreements to be entered into between the Company and the Lenders or for the benefit of the Lenders in connection with the Financing.

                "SELLER REPRESENTATIVES" has the meaning set forth in SECTION 5.9(a).

                "SERIES E PREFERRED STOCK" has the meaning set forth in the PREAMBLE.

                "SIEMENS MATTER" has the meaning set forth in SECTION 9.2(a)(v).

                "SIEMENS RESERVE" has the meaning set forth in SECTION 5.15.

                "SOLVENCY OPINION" has the meaning set forth in SECTION 8.1(a)(vi).

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

                "SPOUSAL CONSENT" has the meaning set forth in SECTION 1.9(c).

                "STOCKHOLDER" and "STOCKHOLDERS" has the meaning set forth in the preamble.

                "STOCKHOLDER GROUP" means each of the Stockholders and their respective successors, assigns, heirs and estates.

                "STOCKHOLDER INDEMNIFIED PARTY" has the meaning set forth in
SECTION 9.3(a).

                "STOCKHOLDER RELEASEES" has the meaning set forth in SECTION 9.7(b).

                "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement to be entered into as of the Closing Date among the Company, the Buyer and the other parties thereto, substantially in the form of EXHIBIT J hereto.

                "STOCKHOLDER'S PERCENTAGE" means, for each Stockholder, the percentage set forth opposite such Stockholder's name on EXHIBIT A hereto.

                "STOCKHOLDERS' REPRESENTATIVE" and "STOCKHOLDERS'
REPRESENTATIVES" has the meaning set forth in SECTION 10.4(a).

                "SUBJECT BUSINESS" has the meaning set forth in the preamble.

                "SUBORDINATED NOTES PURCHASE AGREEMENT" means the Purchase Agreement relating to the purchase and sale of the Company's Senior Subordinated Notes due 2012, between the Company, the Subsidiaries, MedQuest, Inc., the financial institutions from time to time party thereto and J.P. Morgan Securities Inc., as representative of the Initial Purchasers thereunder, or any other senior subordinated credit agreement or note entered into by the Company and MedQuest, Inc. with financial institutions to provide financing in lieu thereof (in either case, as the same may from time to time be amended, restated, supplemented or otherwise modified).

                "STRADDLE PERIOD" means any period that includes but does not end on the Closing Date.

                "SUBSIDIARIES" has the meaning set forth in SECTION 2.2(a).

                "SURVIVAL DATE" has the meaning set forth in SECTION 9.1.

                "TA ENTITIES" means each of T/A Advent VIII, L.P., T/A Advent Atlantic and Pacific IV, L.P., TA Investors LLC and TA Executive Fund LLC.

                "TA NOTE PURCHASE AMOUNT" has the meaning set forth in SECTION 1.1.

                "TA NOTES" has the meaning set forth in the preamble.

                "TAX RETURNS" shall mean any report, return, document or other filing required to be supplied to any Governmental Authority with respect to Taxes.

                "TAXES" shall mean any and all taxes, charges, fees, levies, withholding obligations or other assessments, imposed by the IRS or any other Governmental Authority and such term shall include any interest, whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments and shall include any Liability payable as a result of (i) Treasury Regulation Section 1.1502-6, or similar provisions of state, local or foreign Law (ii) being a transferee, or (iii) by reason of a contract or otherwise.

                "THIRD PARTY CLAIM" has the meaning set forth in SECTION 9.2(j).

                "THIRD RESTATED CHARTER" has the meaning set forth in the preamble.

                "THRESHOLD AMOUNT" has the meaning set forth in SECTION 9.2(c).

                "TRANSITION PERIOD" has the meaning set forth in SECTION 5.1.

                "2002 OPTION PLAN" has the meaning set forth in SECTION 5.14.

                "UNDISCLOSED RETURNS" has the meaning set forth in SECTION 2.9(a)(v).

                "WARN" has the meaning set forth in SECTION 6.1(a).

                "WARREN AMOUNT" has the meaning set forth in SECTION 1.1.

                                       A-9